                                                                  EXHIBIT 10.38





              RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

                                     BETWEEN

                       3-DIMENSIONAL PHARMACEUTICALS, INC.

                                       AND

                                 CENTOCOR, INC.

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                TABLE OF CONTENTS
                                                                          Page

ARTICLE 1      DEFINITIONS...................................................1

ARTICLE 2      GRANT OF LICENSE RIGHTS......................................11

      2.1   License for Direct Thrombin Inhibitors and Licensed Products....11

ARTICLE 3      BACK-UP RESEARCH PROGRAM.....................................12

      3.1   Generally.......................................................12

      3.2   The Research Plan...............................................12

      3.3   The JRC.........................................................13

      3.4   Information and Reports.........................................13

      3.5   Collaboration Tangible Research Products........................14

      3.6   Dedicated FTEs..................................................14

      3.7   Support of FTEs.................................................15

      3.8   Research Audit..................................................15

      3.9   Extension of the Research Term..................................15

      3.10  Additional Extension by Mutual Consent..........................16

      3.11  Ownership of Tangible Research Products.........................16

      3.12  Ownership of Collaboration Tangible Research Products...........16

ARTICLE 4      DEVELOPMENT OF LICENSED PRODUCTS.............................16

      4.1   Centocor's Right to Select Direct Thrombin Inhibitors...........16

      4.2   3DP's Responsibilities..........................................16

      4.3   Development Observer............................................17

      4.4   Centocor Development Efforts....................................17

      4.5   Development Responsibility and Costs............................18

      4.6   Regulatory Responsibilities and Costs...........................18

      4.7   3DP Co-Development in the United States for Deep Vein
            Thrombosis (DVT) ...............................................18

      4.8   Joint Steering Committee........................................19

      4.9   Responsibilities for Co-Developed Licensed Product..............22

      4.10  3DP Right to Terminate..........................................22

      4.11  Centocor Development and Commercialization......................22

ARTICLE 5      COMMERCIALIZATION OF LICENSED PRODUCTS.......................23

      5.1   Manufacture of Licensed Product.................................23


                                       i

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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                                TABLE OF CONTENTS
                                                                          Page

      5.2   Commercial Responsibilities.....................................23

      5.3   Marking.........................................................23

      5.4   Centocor's Marketing Obligations For Licensed Products..........23

      5.5   Co-Promotion Option of 3DP......................................23

      5.6   Trademarks......................................................26

ARTICLE 6      FINANCIAL PROVISIONS.........................................26

      6.1   License Fee.....................................................26

      6.2   First Licensed Product Development Milestone Payments...........26

      6.3   Development Milestone Payments for Replacement Compositions.....27

      6.4   Development Milestone Payments for Subsequent Compositions......27

      6.5   Approval Milestone Payments For Additional Indications..........28

      6.6   Royalty Rate for Licensed Products Developed and Commercialized
            by Centocor.....................................................28

      6.7   Royalty Rate Reduction..........................................28

      6.8   Royalty Adjustment for Cost of Goods............................30

      6.9   Currency Restrictions...........................................30

      6.10  Royalty Period..................................................30

      6.11  Mode of Payment.................................................31

      6.12  Timing of Payments..............................................31

      6.13  Quarterly Royalty Reports.......................................31

      6.14  Royalty Payment Due Date; Accrual...............................32

      6.15  Royalty Report Timing...........................................32

      6.16  Financial Records...............................................32

      6.17  Currency Exchange...............................................32

      6.18  Audit...........................................................32

      6.19  Interest Due....................................................33

      6.20  Tax Withholding.................................................33

ARTICLE 7      CONFIDENTIAL INFORMATION.....................................34

      7.1   Confidentiality Obligations.....................................34

      7.2   Written Assurances and Permitted Uses of Confidential
            Information.....................................................34

      7.3   Authorized Disclosure...........................................35


                                       ii

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                TABLE OF CONTENTS
                                                                          Page

      7.4   Publication.....................................................36

      7.5   Public Announcements............................................36

ARTICLE 8      PATENTS AND INTELLECTUAL PROPERTY............................36

      8.1   Ownership; Inventions...........................................37

      8.2   Disclosure of Patentable Inventions.............................37

      8.3   3DP Patentable Inventions and Know-How..........................37

      8.4   Centocor Patentable Inventions and Know-How.....................38

      8.5   Jointly Owned Program Patents...................................38

      8.6   Initial Filing if Made Outside of the United States.............39

      8.7   Infringement Claims by Third Parties............................39

      8.8   Patent Assignment...............................................40

      8.9   Infringement Claims Against Third Parties.......................40

      8.10  Notices Relating to the Act.....................................41

      8.11  Patent Term Extensions..........................................42

      8.12  Rights to Research Compounds....................................42

ARTICLE 9      INDEMNIFICATION..............................................43

      9.1   Research and Development Indemnification........................43

      9.2   Indemnification for Direct Thrombin Inhibitors and Licensed
            Products .......................................................43

      9.3   Insurance Proceeds..............................................44

      9.4   Insurance.......................................................44

ARTICLE 10     TERM AND TERMINATION.........................................45


      10.2  Termination of this Agreement by Centocor for any Reason........45

      10.3  Termination for Breach..........................................45

      10.4  Termination for Bankruptcy......................................45

      10.5  Effect of Termination...........................................45

      10.6  No Waiver.......................................................46

      10.7  Consequences of Termination.....................................46

      10.8  Results of Termination by Centocor for Cause....................46

      10.9  Survival of Obligations.........................................46


                                      iii

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                TABLE OF CONTENTS
                                                                          Page

      10.10 Termination Not Sole Remedy.....................................46

      10.11 3DP Change of Control...........................................46

ARTICLE 11     REPRESENTATIONS AND WARRANTIES...............................47

      11.1  Authority.......................................................47

      11.2  No Conflicts....................................................48

      11.3  No Existing Third Party Rights..................................48

      11.4  Patents and Know-How Warranties.................................48

      11.5  Control of Know-How.............................................48

      11.6  Development Material............................................48

      11.7  Disclaimer of Warranties........................................48

      11.8  Continuing Representations......................................48

ARTICLE 12     DISPUTE RESOLUTION...........................................48

      12.1  Dispute Resolution and Arbitration..............................48

      12.2  Arbitration.....................................................49

ARTICLE 13     MISCELLANEOUS PROVISIONS.....................................49

      13.1  Entire Agreement................................................49

      13.2  Further Actions.................................................49

      13.3  Binding Effect..................................................49

      13.4  Assignment......................................................49

      13.5  No Implied Licenses.............................................49

      13.6  No Waiver.......................................................50

      13.7  Force Majeure...................................................50

      13.8  Independent Contractors.........................................50

      13.9  Notices and Deliveries..........................................50

      13.10 Restrictions on Unsolicited Activities..........................51

      13.11 Headings........................................................51

      13.12 Severability....................................................51

      13.13 Applicable Law..................................................51

      13.14 Advice of Counsel...............................................52

      13.15 Counterparts....................................................52


                                       iv

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                TABLE OF CONTENTS
                                                                          Page

      13.16 Waiver..........................................................52

      13.17 Bankruptcy......................................................52

      13.18 Compliance with Laws............................................52

      13.19 Guaranty........................................................52

ARTICLE 14     HSR FILING...................................................52

      14.1  HSR Filing......................................................52

      14.2  HSR-Related Definitions.........................................53

      14.3  HSR Denial......................................................53


                                       v

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

              RESEARCH, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Agreement is made and effective as of December 29, 2000 (the "Execution Date"), by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Centocor, Inc., a Pennsylvania corporation having a principal place of business at 200 Great Valley Parkway, Malvern, PA 19355-1307 ("Centocor"). Johnson & Johnson, a New Jersey corporation, having its place of business at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, USA (hereinafter referred to as "J&J") is a party to this Agreement as a guarantor of the performance under this Agreement of Centocor and its Affiliates. 3DP and Centocor may be referred to individually herein as a "Party" or together as the "Parties" and all references to "3DP" and "Centocor" shall include their respective Affiliates, unless otherwise indicated.

                                    RECITALS

WHEREAS, 3DP has identified and developed certain Direct Thrombin Inhibitors with potential application in the prevention and treatment of human disease;

WHEREAS, Centocor is engaged in research, development and commercialization of pharmaceutical products for the prevention and treatment of human disease;

WHEREAS, 3DP has a proprietary position in such Direct Thrombin Inhibitors; and Centocor wishes to obtain from 3DP certain licenses to the patent applications, patents and know-how relating to such Direct Thrombin Inhibitors and 3DP is willing to grant such licenses to Centocor on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Parties wish to collaborate on certain additional research activities with respect to certain follow-up compositions to such Direct Thrombin Inhibitors using technology contributed by either Party and Developed pursuant to this Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated where first used in this Agreement.

      1.1 "Additional Indication" means an Indication other than the first Indication to receive Regulatory Approval as referenced in Section 6.5.

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      1.2 "Affiliate" means, with respect to any Party, any corporation or other business entity, which directly or indirectly controls, is controlled by, or is under common control with such Party. For the purposes of this definition, the term "control" (including, with correlative meanings, the term "controlled by" and "under common control with") as used with respect to any Party, shall mean the possession of at least 50% of the voting stock or other ownership interest of the other corporation or entity, or the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint at least 50% of the members of the governing body of the corporation or other entity through the ownership of the outstanding voting securities or by contract or otherwise.

      1.3 "Agreement" means this agreement, including its schedules and exhibits, as the same may be amended from time to time.

      1.4 "Centocor Know-How" means Information which (a) Centocor discloses to 3DP under this Agreement or under the Confidentiality Agreements between the Parties dated April 5, 1999 and June 2, 1999 as amended on October 27, 1999 and (b) is within the Control of Centocor during the Term of the Agreement.

      1.5 "Centocor Patent" means the rights granted by any governmental authority under a Patent owned or Controlled by Centocor during the Term of this Agreement claiming a method, apparatus, material, manufacture or business method relating to a Direct Thrombin Inhibitor or Licensed Product, including its interest in Program Patents. A list of Centocor Patents is appended hereto as Exhibit
            1.5 and will be updated periodically to reflect additions thereto during the course of this Agreement.

      1.6 "Co-Develop" means Development of Licensed Product for DVT under an arrangement wherein 3DP pays for all Development costs or where 3DP and Centocor share Development costs for Development of Licensed Product for DVT in accordance with Section 4.7.

      1.7 "Collaboration Tangible Research Product" means any composition of matter or other tangible asset, including but not limited to compounds, natural products immunoglobulin molecules, proteins and peptides made or synthesized by either Party pursuant to the Research Plan in the course of the Research Program, including Research Compounds.

      1.8 "Combination Product" means a Licensed Product that includes one or more active ingredients in addition to a Direct Thrombin Inhibitor.

      1.9 "Commercialize" or "Commercialization" means any and all activities directed to marketing, promoting, manufacturing, packaging and distributing Licensed Product, offering for sale and selling of Licensed Product or importing Licensed

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            Product for sale. When used as a verb, "Commercialize" means to engage in Commercialization.

      1.10 "Completion of a [**]" means fifteen (15) days after receipt by Centocor of a draft report containing all [**].

      1.11 "Control" or "Controlled" means possession of the ability to grant a license or sublicense of Patents, know-how or other intangible rights as provided for herein without violating the terms of any contract or other arrangements with any Third Party.

      1.12 "Co-Promote" or "Co-Promotion" means to promote a Licensed Product for DVT through 3DP's sales force alone or together with Centocor's sales force under a single trademark in the United States.

      1.13 "Co-Promotion Net Sales" are as defined in Paragraph 19 of Exhibit 5.5.1.

      1.14 "Details" or "Detailing" shall mean sales presentations made to surgeons and other medical professionals who provide health care services to patients for Licensed Product for DVT in the United States.

      1.15 "Development" or "Develop" means preclinical and clinical drug development activities, including, among other things: test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control development, statistical analysis and report writing, clinical studies and regulatory affairs, product approval and registration. For the purposes of this Agreement, Development shall include, without limitation, Pre-Phase I, Phase I, Phase II, Phase III, phase IIIB and phase IV Clinical Trials. When used as a verb, "Develop" means to engage in Development.

      1.16 "Development Cost" shall mean the out of pocket costs paid to Third Parties associated with Development of Direct Thrombin Inhibitors and Licensed Products for DVT and a reasonable allocation of internal personnel costs pursuant to such Development and other costs included in the Development budget in accordance with the Development Plan.

      1.17 "Development Plan" means the plan and budget describing the proposed Development of Direct Thrombin Inhibitors for DVT in the United States, including, but not limited to, the Development activities for obtaining Regulatory Approval.

      1.18 "Direct Thrombin Inhibitor" means: [**] (i) [**] that are discovered, synthesized or acquired (to the extent such composition of matter is not encumbered at the time of its acquisition) by 3DP or Centocor during the

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            Research Term, and up until [**] after the end of the Research Term including, but not limited to, [**]; and (ii) [**].

            [**]

      1.19  "Dollars" means the legal currency of the United States.

      1.20 "Drug Approval Application" means an application for Regulatory Approval required before commercial sale or use of a Licensed Product as a drug in a regulatory jurisdiction.

      1.21 "DVT" means the prevention and/or treatment of deep venous thrombosis.

      1.22 "EMEA" means the European Medicines Evaluation Agency or any successor agency.

      1.23 "Execution Date" means the date of this Agreement as set forth above.

      1.24 "FDA" means the United States Food and Drug Administration or any successor agency.

      1.25 "Field" means the research, discovery, synthesis and identification of Direct Thrombin Inhibitors, and the Development, use and Commercialization of Licensed Product for therapeutic, prophylactic or diagnostic use in humans or animals.

      1.26 "First Commercial Sale" means, with respect to a given Licensed Product, the first sale in an arms length transaction and shipment of a Licensed Product to a Third Party by Centocor or its Sublicensee in a country in the Territory following applicable Regulatory Approval of the Licensed Product in such country.

      1.27 "FTE" means a full time scientific person dedicated to the Research Program, or in the case of less than a full-time dedicated scientific person, a full-time, equivalent scientific person year, based upon a total of forty-seven (47) weeks or one thousand eight hundred eighty (1,880) hours per year of scientific work, on or directly related to the Research Program, carried out by an employee and/or consultant under contract and/or a Third Party under contract.

      1.28 "Generic Equivalent" means a Product that is being sold in a country without infringing a claim of a 3DP Patent, Centocor Patent or jointly owned Program Patent covering a Licensed Product being sold hereunder by Centocor, which would have infringed such claim of a 3DP Patent, Centocor Patent or jointly owned Program Patent, or which would have prevented a Third Party from selling the same Direct Thrombin Inhibitor that is part of the Licensed Product, if such claim of a 3DP Patent, Centocor Patent or jointly owned Program Patent were in force in that country.

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      1.29 "IND" means an investigational new drug application filed with the FDA as more fully defined in 21 C.F.R.ss.312.3 or its equivalent in any country.

      1.30 "Indication" means a recognized disease or condition as identified in an NDA for a Licensed Product. Notwithstanding the foregoing for the purposes of this Agreement, [**] will be considered separate Indications even if they are included in the same NDA.

      1.31 "Information" means all information including, but not limited to, screens, models, inventions, practices, methods, knowledge, know-how, skill, experience, test data including pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, distribution, costs, sales, manufacturing data, and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection) and methods as each of the foregoing relate to the Licensed Product or Direct Thrombin Inhibitor and is Controlled by a Party or its Affiliates.

      1.32 "Joint Research Committee" or "JRC" shall have the meaning and roles ascribed in Section 3.3.

      1.33 "Joint Steering Committee" or "JSC" shall have the meaning and roles ascribed in Section 4.8.

      1.34 "Licensed Product" means a Product that includes a Direct Thrombin Inhibitor as an active ingredient.

      1.35 "Major Market Country" means the United States, Japan, France, the United Kingdom, Germany and Italy.

      1.36 "Manufacturing Cost" means the cost incurred for the manufacture of commercial supplies of the Licensed Product as calculated in accordance with generally accepted accounting principles consistent with the standards and policies Johnson & Johnson applies to its other oral prescription pharmaceutical products of the same dosage form(s). Manufacturing cost shall be calculated as a "Standard Cost" by adding Material Costs, Direct Labor Costs, Variable Overhead Costs, and Fixed Overhead Costs, all of the foregoing to be, as applicable, directly attributable or reasonably allocated to the manufacture of the Licensed Product. In no event shall Manufacturing Cost include costs associated with unused manufacturing capacity. Furthermore, to the extent any Manufacturing Costs are incurred by one Centocor Affiliate and invoiced to another Centocor Affiliate or to Centocor itself, any intracompany profit contained within the transfer price shall be deducted in the Manufacturing Cost calculation.

            1.36.1 "Materials Costs" means the out of pocket cost for raw material, packaging components and/or finished goods which are purchased from any Third Party or its Affiliates. To the extent invoiced to Centocor by such Third Party or


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            its Affiliates, Material Costs shall also include (1) freight and duty, (2) quality assurance sample amounts, and (3) any component wastage adjustment (i.e., scrap percentage).

            1.36.2 "Direct Labor Costs" means the standard labor hours required for an operation according to the standard operating procedures multiplied by the direct labor rate (i.e., the employment costs per man hour including, without limitation, salary and employee benefits, uniforms, supplies and training) for work centers within the relevant manufacturing operating unit.

            1.36.3 "Variable Overhead Costs" means the actual cost of specific activities that are provided by support functions and are required to manufacture Licensed Product in accordance with Current Good Manufacturing Practices ("CGMP") standards. Variable Overhead Costs may include the cost of quality assurance testing, batch review and reconciliation, equipment maintenance costs, manufacturing utilities, supplies and waste removal. These expenses must be reasonably allocated to the Licensed Product based on production activity.

            1.36.4 "Fixed Overhead Costs" means the actual cost of equipment depreciation, management and administrative expenses, and general facility costs (including property taxes, insurance and maintenance, each of which shall be allocated on a reasonable basis in accordance with generally accepted accounting principles and Johnson & Johnson standards and policies). For the avoidance of doubt, Standard Costs shall include all out of pocket costs for subcontractors necessary to complete manufacturing and distribution of the Licensed Product.

            1.36.5 Costs not covered by Standard Cost shall include costs associated with labor and variable overhead variances, material usage, and purchase price variance, as the foregoing relate to the specific Licensed Product. In no event shall costs not covered by the Standard Cost exceed 2% of net sales for the purposes of Manufacturing Cost calculations.

      1.37 "Marketing Plan(s)" shall mean a marketing plan or plans for specified periods which shall set forth promotion, Detailing and marketing tactics and strategies related to a Licensed Product for DVT in the United States.

      1.38  "NDA" means a new drug application filed pursuant to 21 U.S.C.
            Section 505(b)(1) including all documents, data and other information concerning a Licensed Product which are necessary for or included in, FDA approval to market a Licensed Product and all supplements and amendments, including supplemental new drug applications, that may be filed with respect to the foregoing as more fully defined in 21 C.F.R. ss.314.50 et. seq.

      1.39 "Net Sales" means the gross amounts invoiced by Centocor or its Sublicensees for sales of Licensed Product in finished package form (ready for use by the ultimate consumer) in the Territory to a Third Party, including, but not limited to, sales to wholesalers or other customers typical in each country in bona fide, arm's


                                       6

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            length transactions. In the event Centocor does not sell directly to such customers in one or more countries, electing instead to utilize another party as a distributor to those customers, it is understood that Net Sales shall include sales by the distributor rather than Centocor's sales to the distributor. In determining Net Sales, certain deductions may be taken against the gross amount invoiced. These allowable deductions are:

            1.39.1 (i) discounts, including cash discounts, discounts to managed care or similar organizations or government organizations, administrative fees paid to pharmacy benefits managers; (ii) rebates paid or credited, including government rebates such as Medicaid chargebacks or rebates; (iii) retroactive price reductions or allowances actually allowed or granted from the billed amount; and (iv) commercially reasonably promotional allowances actually granted to customers as reflected on the same invoice as for the sale of Licensed Product;

            1.39.2 credits or allowances actually granted upon claims, rejections or returns of such sales of Licensed Products, including government mandated recalls and recalls that Centocor reasonably believes are in the best interest of the consumer, it being understood that if the recalled Licensed Product is resupplied, Net Sales shall be calculated based on the resupplied quantities at the price previously charged, provided that the cause of the recall was not due to the negligence of Centocor;

            1.39.3 taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates, charge-backs and refunds; and

            1.39.4 freight, postage, shipping and insurance charges to the extent included on the same invoice by Centocor or its Sublicensee for delivery of such Licensed Products.

            In the case of discounts on packages of products or services which include Licensed Product in those countries of the Territory in which such is legally permissible ("Packages"), the discount applied to Licensed Product within the Package shall be no greater than the discount determined by discounting the list price of the Licensed Product in the Package by the average percentage discount of list prices of all products of Centocor in the same Package, calculated as follows:

                    Average percentage
                      Discount on a            A
                    Particular Package =  ( 1- - ) X 100
                                               B

            where A equals the total discounted value of a particular Package of products, and B equals the sum of the undiscounted value of the same Package of products.


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.
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            Centocor shall provide 3DP with reasonable documentation supporting the percentage discounts with respect to each product within such Package.

            A "sale" of a Licensed Product is deemed to occur upon the invoicing, or if no invoice is issued, upon the earlier of shipment or transfer of title in the Licensed Product to a Third Party.

            With respect to Combination Products, Net Sales for such Combination Product sold by Centocor shall be determined by the Parties to this Agreement in good faith based on the relative value of the Direct Thrombin Inhibitor and the additional active ingredients that are included in the Combination Product.

            For the purposes of calculating royalties pursuant to Section 6.6, Net Sales shall not include Co-Promotion Net Sales.

      1.40 "Patents" shall mean all patents and patent applications, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

      1.41 "Phase II Clinical Trial" or "Phase II" means a human clinical trial conducted for inclusion in (i) that portion of the FDA submission and approval process which provides for trials of a Product on a limited number of patients for the purposes of collecting data on dosage, evaluating safety and collecting preliminary information regarding efficacy in the proposed therapeutic indication, as more fully defined in 21 C.F.R. ss. 312.21(b), and (ii) equivalent submissions with similar requirements in other countries in the Territory.

      1.42 "Phase III Clinical Trial" or "Phase III" means that portion of the clinical development program beyond Phase II, which provides for large scale clinical studies conducted in a sufficient number of patients to establish the clinical efficacy of a Product for one or more indications and its safety, as more fully defined in the United States in 21 C.F.R.ss.312.21(c), and equivalent submissions with similar requirements in other countries in the Territory.

      1.43 "Pre-Phase I" means that portion of the development program which starts with the selection of a compound for development into a Product or the beginning of toxicological studies relating to such compound. Pre-Phase I includes, but is not limited to, toxicological, pharmacological and any other studies, the results of which are required for filing with an IND, as well as product formulation and manufacturing development necessary to obtain the permission of regulatory authorities to begin and continue subsequent human clinical testing. Toxicology as used in this definition means full-scale toxicology using CGMP material for

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            obtaining approval from a regulatory authority to administer the Product to humans. This toxicology is distinguished from initial dose range finding toxicology, which usually includes a single and repeated dose ranging study in two species with less than half of the animals required by the FDA, an Ames test or a related chromosome test.

      1.44 "Product" means a pharmaceutical product in any dosage form for the prevention, treatment or diagnosis of disease in humans or animals.

      1.45 "Program Patent" means any Patent, the subject of which is an invention that (i) was conceived and/or reduced to practice by Centocor or 3DP or by a Third Party acting under authority of Centocor or 3DP in the course of the Research Program, or their respective work in the Field during the Research Term and the one
            (1) year period following the Research Term and (ii) comprises a Direct Thrombin Inhibitor or a formulation, dosing regimen, dosing device, method of use or method of manufacture thereof.

      1.46 "Regulatory Approval" means all official approvals by government, pricing or health authorities in a country (or supra-national organizations, such as the EMEA) which are required for first use or sale, including, importation, manufacture (where manufacture is required), and if required, approvals for pricing or reimbursement of a Product in such country.

      1.47 "Replacement Composition" means a Direct Thrombin Inhibitor that is intended to be reserved as a back-up for a lead Direct Thrombin Inhibitor for a particular Indication. A Replacement Composition is not intended to be Developed and Commercialized unless Development and/or Commercialization of a lead Direct Thrombin Inhibitor is terminated.

      1.48 "Research Compound" means any composition of matter, including, but not limited to, chemical entities, prodrugs, isomers, peptides, non-peptides, natural products and monoclonal antibodies that is a Collaboration Tangible Research Product made pursuant to the Research Program, but is something other than a Direct Thrombin Inhibitor.

      1.49 "Research Plan" means the detailed description of the research activities of the Parties in the performance of the Research Program, an outline of which is attached hereto as Exhibit 1.49 and as it may be amended from time to time by mutual agreement of the Parties.

      1.50 "Research Program" means all research activities performed by the Parties during the Research Term to identify, synthesize and develop Direct Thrombin Inhibitors, including, without limitation, Replacement Compositions and Subsequent Compositions.

      1.51 "Research Term" means the period commencing on the Execution Date and ending on the first to occur of (a) termination of this Agreement by either Party


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            under Section 10.3 or 10.4 hereof or (b) two (2) years after the Execution Date subject to renewal in accordance with provisions of this Agreement.

      1.52 "Sales and Marketing Committee" shall mean a committee consisting of members from the marketing and/or sales functions of 3DP and Centocor for the Co-Promotion of Licensed Product for DVT in the United States.

      1.53 [**] from the test treatments as described in the study description attached hereto as Exhibit 1.53, a protocol for which will be finalized and approved by the Parties as soon as reasonably practicable after the Execution Date.

      1.54 "Sublicensee" shall mean, with respect to a particular Licensed Product, a Third Party to whom Centocor has granted a license or sublicense under any Centocor Patents or 3DP Patents or jointly owned Program Patent to make, use and sell such Licensed Product. As used in this Agreement, "Sublicensee" shall also include a Third Party to whom Centocor has granted the right to distribute a Licensed Product.

      1.55 "Subsequent Composition" means a Direct Thrombin Inhibitor that is intended to be Developed and Commercialized as a follow-up to a lead Direct Thrombin Inhibitor that is already under Development or being Commercialized for the same Indication or another Indication.

      1.56 "Tangible Research Product" means any composition of matter or other tangible asset, including, but not limited to, compounds, natural products, immunoglobulin molecules, proteins and peptides, made or synthesized by 3DP or Centocor prior to the Execution Date and which are necessary to carry out the Research Program.

      1.57  "Term" shall have the meaning ascribed thereto in Section 10.1.

      1.58  "Territory" means the entire world.

      1.59 "Third Party" means an individual, corporation or other entity other than a Party or any of its Affiliates or Sublicensees.

      1.60 "Valid Patent Claim" means a claim in any issued and unexpired Patent, which claim has not been held invalid by a non-appealed or unappealable decision by a court or other appropriate body of competent jurisdiction. For the purpose of royalty determination and payment, any claim being prosecuted in a pending patent application shall be deemed to be a "Valid Patent Claim" provided such claim is not pending for more than six (6) years from the earliest filing date of the patent application in which case it shall cease to be considered a Valid Patent Claim until the patent issues.

      1.61 "3DP Patent" means the rights granted by any governmental authority under a Patent owned or Controlled by 3DP during the Term of this Agreement claiming a

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            method, apparatus, material, manufacture or business method relating to a Direct Thrombin Inhibitor or Licensed Product, including its interest in Program Patents. A list of 3DP Patents is appended hereto as Exhibit 1.61 and will be updated periodically to reflect additions thereto during the course of this Agreement.

      1.62 "3DP Know-How" means Information which (a) 3DP discloses to Centocor under this Agreement or under the Confidentiality Agreements between the Parties dated April 5, 1999 and June 2, 1999 as amended on October 27, 1999 and (b) is within the Control of 3DP during the Term of the Agreement.

                                   ARTICLE 2

                             GRANT OF LICENSE RIGHTS

      2.1   License for Direct Thrombin Inhibitors and Licensed Products.

            2.1.1 Subject to the terms and conditions of this Agreement, 3DP hereby grants to Centocor an exclusive (even as to 3DP), royalty bearing, worldwide license under the 3DP Patents and 3DP Know-How to Develop, make, have made and use Direct Thrombin Inhibitors and Develop, make, have made, use, sell, have sold, import, offer to sell and Commercialize Licensed Products in the Territory in the Field, with the right to sublicense only as set forth below. Notwithstanding the foregoing grant, 3DP reserves the right to use all 3DP Patents and 3DP Know-How to the extent necessary to exploit its rights and fulfill its obligations under this Agreement, but in no event shall 3DP retain any rights to make, use and/or sell Licensed Product or Direct Thrombin Inhibitors beyond what rights it needs to retain to exploit its rights and fulfill its obligations under this Agreement. Additionally, subject to the terms and conditions of this Agreement, Centocor hereby grants to 3DP a non-exclusive, royalty free, worldwide license under the Centocor Patents and Centocor Know-How to Develop, make, have made and use Direct Thrombin Inhibitors in the Territory in the Field to the extent necessary to exploit its rights and fulfill its obligations under this Agreement.

            2.1.2 Centocor may sublicense or subcontract its rights to manufacture Licensed Product to Third Parties upon 3DP's prior written approval (which approval shall not be unreasonably withheld); provided, however, that such sublicense occurs pursuant to a written agreement that subjects such Sublicensee to all relevant restrictions and limitations in this Agreement. In addition, and notwithstanding the foregoing, Centocor may, without the need for approval by 3DP, distribute Licensed Product, granting any necessary licenses or sublicenses using Third Party distributors that it conventionally uses. Additionally, Centocor may, without the consent of 3DP, contract with reputable contract research organizations to conduct or assist in the conduct of (i) Pre-Phase I activities and (ii) human clinical

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  trials and the evaluation of clinical trial data. Centocor shall be jointly and severally responsible with its Sublicensees and subcontractors for failure by its Sublicensees and subcontractors to comply with, and Centocor guarantees the compliance by each of its Sublicensees and subcontractors with, all such applicable restrictions and limitations in accordance with the terms and conditions of this Agreement.

            2.1.3 Centocor shall not permit any Sublicensees or subcontractors to use 3DP Patents, Program Patents or 3DP Know-How without provisions safeguarding confidentiality which are at least equivalent to those provided in this Agreement and Centocor guarantees the compliance by each of its Sublicensees and subcontractors with all such applicable provisions safeguarding confidentiality in accordance with the terms and conditions of this Agreement.

                                   ARTICLE 3

                            BACK-UP RESEARCH PROGRAM

      3.1 Generally. The Parties agree to conduct the Research Program according to the Research Plan.

      3.2 The Research Plan. Centocor shall be responsible for developing the initial Research Plan, an outline of which has been agreed to by the Parties and which is attached hereto as Exhibit 1.49. The Research Plan, among other things, shall specify scientific direction and Research Program milestones and allocate Research Program activities, responsibilities and resources, including the number of 3DP FTE's in a manner consistent with this Agreement.

      3.3   The JRC.

            3.3.1 The Parties shall establish a Joint Research Committee promptly after the Execution Date.

            3.3.2 The JRC shall be comprised of representatives of each Party with the size of the JRC to be agreed upon by the Parties from time to time. The purpose of the JRC is to coordinate the Research Program effort of the Parties and to expedite the progress of work being done under the Research Plan. The JRC shall meet from time to time as agreed upon by the Parties.

            3.3.3 The JRC will set specific Research Program goals, evaluate the results of the Research Program, discuss information relating to the Research Program and ensure that there is appropriate scientific direction for the collaboration. During the Research Term, either Party may propose changes to the Research Plan which will be discussed by the JRC. If, after

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  discussion, the JRC mutually agrees upon such proposed change, the Research Plan shall be modified to incorporate such change. If the JRC cannot reach agreement on any proposed change to the Research Plan, the Research Plan currently in effect will remain in effect. Regardless of the number of representatives from each Party, each Party shall present one consolidated view and have one vote on any issue in dispute.

            3.3.4 If the JRC fails to reach unanimous agreement on any other matter before consideration (other than consideration of revisions to the Research Plan which will be handled in accordance with Section 3.3.3), the matter shall be resolved consistent with Centocor's position, provided that if such matter in dispute would result in additional expenditures by 3DP, then Centocor agrees to pay 3DP for such additional expenditures.

      3.4   Information and Reports.

            3.4.1 During the course of implementing the Research Program, the
                  Parties acknowledge and agree that they will freely exchange relevant Information as may be reasonably necessary for each Party to fulfill its respective obligations under the Research Plan, provided, however, that in no event shall 3DP be obligated to disclose its proprietary drug discovery platform technology (including, without limitation, ThermoFluor(R) and Directed Diversity(R)) to Centocor unless such technology directly relates to the work being conducted under the Research Plan and is necessary for the Parties to effectively collaborate in carrying out the Research Plan. Notwithstanding the foregoing, under no circumstances shall the research activities be allocated in such a manner that requires the transfer of 3DP's proprietary drug discovery platform technology to Centocor. Each Party will use reasonable efforts consistent with its normal business practices not to communicate to the other Party information which has no application to the Field.

            3.4.2 During the Research Term, the Parties will, from time to time, exchange written reports presenting a meaningful summary of the results of the activities completed pursuant to the Research Program. Such reports shall be presented, at a minimum, on a quarterly basis. Thirteen (13) months after the expiration of the Research Term, Centocor and 3DP shall each provide a final written report to the other providing a meaningful summary of the results obtained and the Program Patents filed in that period. Upon reasonable request, a Party will provide the other with the supporting data for research activities carried out under the Research Program.

      3.5 Collaboration Tangible Research Products. During the Research Term, each Party shall use commercially reasonable efforts to make available to the other Party within a reasonable time after their acquisition, discovery or synthesis Collaboration Tangible Research Products in Control of such Party, including

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            Direct Thrombin Inhibitors and Research Compounds. 3DP will provide Centocor with sufficient amounts (up to [**]) of Direct Thrombin Inhibitors for testing in Centocor's assays and screens in accordance with the Research Plan.

      3.6   Dedicated FTEs.

            3.6.1 Each Party agrees to commit to the Research Program such efforts and resources necessary to carry out the Research
                  Plan.

            3.6.2 3DP shall initially dedicate, and Centocor shall fund, [**]
                  FTEs to the Research Program. The Parties may amend the Research Plan at any time to adjust the number of dedicated FTEs; provided, however, that each 3DP FTE shall be dedicated and supported in twelve (12) month increments. Over the course of the Research Term, [**] of 3DP's research activities conducted pursuant to the Research Plan (contemplated by the Research Plan as of the Execution Date) shall be performed by 3DP employees.

            3.6.3 Unless prior written permission is received from Centocor, in any given quarter, 3DP shall dedicate the number of FTEs specified in the Research Plan for such quarter to the research activities allocated to 3DP under the Research Plan. If, in any given quarter, 3DP desires to use greater or fewer FTEs than specified in the Research Plan for the applicable quarter, it must first receive written permission from Centocor to do so.

            3.6.4 Scientific work on or directly related to the Research Program to be performed by 3DP FTEs can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, attending selected and appropriate seminars and symposia, managing and leading scientific staff and carrying out management duties related to the Research Program.

      3.7   Support of FTEs.

            3.7.1 FTE Reimbursement Fees. Centocor shall fund the 3DP FTEs at a rate of [**] per FTE per year. Unless otherwise agreed in writing, Centocor shall only fund the number of 3DP FTEs identified in the Research Plan. Such funding shall be provided in four (4) equal quarterly installments during each calendar year, payable quarterly in advance by same day wire transfer prior to January 1, April 1, July 1 and October 1, provided, however, that Centocor has received an invoice for such quarter at least 30 days in advance of the due date. Notwithstanding the foregoing, the first payment shall be due ten (10) days after the Execution Date. Any payment for a portion of a quarterly period shall be made on a pro rata basis.

            3.7.2 Costs. In addition to the payment of FTE costs as set forth in
                  Section 3.7.1, Centocor will pay any costs incurred by either of the Parties in

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  carrying out the Research Plan as agreed in writing in advance by the Parties and/or otherwise reflected in the Research Plan. It is presently anticipated, based on the Research Plan outline as of the Execution Date, that no additional costs will result from carrying out the Research Plan.

      3.8 Research Audit. 3DP shall maintain complete and accurate records tracking the number of FTEs carrying out the Research Program. During the Research Term and for one year thereafter, upon Centocor's reasonable request, 3DP shall make such records available no more than twice a year during normal business hours for examination at Centocor's expense for the sole purpose of verifying for Centocor whether or not 3DP is using the required number of FTEs to carry out the Research Program as specified in the Research Plan. Should it be determined that 3DP has used fewer than the required FTEs during any period of the Research Term, Centocor shall receive a credit for the lost FTE time against any future payments owed to 3DP (or if the Parties mutually agree, the lost FTE time will be made up in subsequent quarters) or if no future payments will be owed, a payment by 3DP to Centocor for the lost FTE time.

      3.9 Extension of the Research Term. After the initial Research Term of two (2) years, Centocor shall have the option to extend the Research Term for an additional one (1) year period on the same terms. Notice that Centocor elects to exercise its option to extend the Research Term must be provided to 3DP in writing ninety (90) days prior to the end of the initial Research Term.

      3.10 Additional Extension by Mutual Consent. The Parties may, by mutual consent, extend the Research Term beyond the period set forth in
            Section 3.9, on such terms and conditions as the Parties may then agree in writing.

      3.11 Ownership of Tangible Research Products. Tangible Research Products shall remain the sole and exclusive property of the providing Party and the receiving Party shall have no rights therein other than as specifically granted herein.

      3.12 Ownership of Collaboration Tangible Research Products. Collaboration Tangible Research Products, other than Research Compounds, shall be jointly owned by 3DP and Centocor.

                                   ARTICLE 4

                        DEVELOPMENT OF LICENSED PRODUCTS

      4.1 Centocor's Right to Select Direct Thrombin Inhibitors. Centocor shall, in consultation with the JRC, be solely responsible for and shall have the exclusive right to select Direct Thrombin Inhibitors for Development. This right to select Direct Thrombin Inhibitors shall not terminate with the expiration of the Research Term, but rather shall continue thereafter, since once Direct Thrombin Inhibitors become Direct Thrombin Inhibitors they shall remain as such. Moreover, the license granted under Section 2.1 shall likewise continue beyond the end of the

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            Research Term. Once a Direct Thrombin Inhibitor is selected to enter Pre-Phase I, Centocor shall have the sole right to Develop the Direct Thrombin Inhibitor (except as provided in Section 4.7), including, but not limited to, preparing, filing and exclusively owning, all Drug Approval Applications and obtaining and exclusively owning all Regulatory Approvals on a worldwide basis. Centocor will notify 3DP in writing when a Direct Thrombin Inhibitor has been designated as a Subsequent Composition or a Replacement Composition. Once designated as a Subsequent Composition, if Development of the lead Direct Thrombin Inhibitor is terminated, Centocor shall have the right to re-designate a Subsequent Composition as a Replacement Composition, in which case future milestones will be paid as a Replacement Composition under Section 6.3, and for any milestones already paid on such Subsequent Composition under Section 6.4, Centocor shall receive a credit against future milestones due on additional Subsequent Compositions under Section 6.4.

      4.2 3DP's Responsibilities. 3DP shall use commercially reasonable efforts to assist Centocor, at Centocor's sole expense, in Centocor's Development activities relating to any Direct Thrombin Inhibitor or Licensed Product, as reasonably requested by Centocor, by providing Centocor any relevant 3DP Know-How relating to Direct Thrombin Inhibitors or Licensed Products selected for Development and/or being Developed by Centocor. The Parties agree that 3DP will conduct a [**] under Centocor's direction and Centocor will compensate 3DP for its costs related to such [**].

      4.3 Development Observer. 3DP may designate one employee to act as a "Development Observer." Centocor shall keep the Development Observer informed of material Development activities in connection with Direct Thrombin Inhibitors and Licensed Products, including all material results, material Information and material data generated in the course of Development. In addition, Centocor will provide the Development Observer with a copy of Centocor's Development plan, and updates thereto, for each Direct Thrombin Inhibitors and Licensed Products in Development. The Development Observer may visit Centocor's facility from time to time to meet with the project director who manages Development of Direct Thrombin Inhibitors and Licensed Products in order to maintain up-to-date knowledge of the status of each Direct Thrombin Inhibitor and Licensed Product in Development. Once established, the project director for any Development project directed to a Direct Thrombin Inhibitor or a Licensed Product shall be the direct contact at Centocor for the Development Observer. The Development Observer agrees to arrange all visits and meetings through such project director or his/her designee. The Development Observer shall be advised reasonably in advance of material meetings of Centocor's product development team for each Direct Thrombin Inhibitor and Licensed Product and may attend meetings of the product development team in connection with any Direct Thrombin Inhibitor and Licensed Product in Development at Centocor.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      4.4 Centocor Development Efforts. Centocor agrees to use commercially reasonable efforts consistent with its and its pharmaceutical Affiliates' normal business practices, which shall in no event be less than efforts standard in the pharmaceutical industry, to Develop Licensed Products and Direct Thrombin Inhibitors. Such efforts shall be efforts consistent with efforts used by Centocor in Developing its own pharmaceutical Products that are at a similar stage of Development with a target market of similar size and importance. Evidence that Centocor is using the efforts described in this Section 4.4 to Develop a Direct Thrombin Inhibitor or Licensed Product shall be that such Direct Thrombin Inhibitor or Licensed Product is in Active Development. "Active Development" shall mean that at any given time Centocor shall be diligently engaging in one or more of the following Development activities for the lead Direct Thrombin Inhibitor or Licensed Product it has selected to Develop:
            [**].

      4.5 Development Responsibility and Costs. Except in the case where 3DP Co-Develops Licensed Product for DVT in the United States as described in Section 4.7 herein, Centocor shall have sole responsibility for, and shall bear the cost of conducting, Development with respect to Licensed Products and Direct Thrombin Inhibitors.

      4.6 Regulatory Responsibilities and Costs. Centocor shall have sole responsibility for, and shall bear the cost of preparing, all regulatory filings and related submissions with respect to Direct Thrombin Inhibitors and Licensed Products.

            4.6.1 3DP shall be responsible for the current IND pertaining to
                  3DP-4815 and, to the extent applicable, any supplements or amendments thereto. The Parties shall determine whether to transfer such IND to Centocor.

            4.6.2 Centocor shall have the exclusive right to prepare and prosecute Drug Approval Applications, and Centocor shall solely own all such Drug Approval Applications.

            4.6.3 All Regulatory Approvals shall be obtained by and in the name of Centocor, solely owned by Centocor, and Centocor shall be the only interface with and otherwise handle all interactions and communications with regulatory agencies concerning any Direct Thrombin Inhibitors and Licensed Product, except to the extent permitted in the case of Co-Development in accordance with Section 4.7.

      4.7   3DP Co-Development in the United States for Deep Vein Thrombosis
            (DVT).

            4.7.1 Except in the case where Centocor has begun Development and is continuing Active Development of a Licensed Product for DVT, at any time after the initiation of the first Phase III Clinical Trial for a Licensed Product in an Indication other than DVT, but prior to filing of an NDA in such other Indication,

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  (a) Upon 3DP's reasonable written request, Centocor shall provide Centocor Know-How reasonably necessary to enable 3DP to evaluate the Development and commercial opportunity for such Licensed Product for DVT in the United States, including, by way of example, marketing information pertaining to Licensed Products Developed and/or Commercialized for any Indication, including, without limitation, competitive analyses, pricing information, market analyses, marketing plans, strategic analyses and risk or cost analyses.

                  (b) 3DP may notify Centocor in writing that it wishes to Develop such Licensed Product for DVT in the United States.

            4.7.2 This right to request Development of the Licensed Product for
                  DVT and the subsequent right to Co-Develop as defined herein shall only exist in connection with the first Licensed Product (or its Replacement Composition) to reach a Phase III Clinical Trial.

            4.7.3 As soon as reasonably practicable and in no event more than one hundred twenty (120) days after receipt of notice from 3DP pursuant to Section 4.7.1(b), Centocor shall inform 3DP that:
                  (a) Centocor will Develop the Licensed Product for DVT in the United States with Centocor paying all costs associated with such Development; (b) Centocor will Develop the Licensed Product for DVT in the United States with 3DP paying all costs associated with such Development; or (c) Centocor will Develop the Licensed Product for DVT in the United States with Centocor and 3DP [**] (options (b) and (c) are hereinafter referred to as "Co-Development" or to "Co-Develop"). Within thirty (30) days of receiving such notice, 3DP shall provide written notice of its decision to proceed or not to proceed.

            4.7.4 If Centocor informs 3DP that it chooses option (a), then
                  Development of the Licensed Product for DVT will proceed in accordance with Sections 4.1-4.6 herein. In the case of Co-Development by 3DP, Development of the Licensed Product for DVT in the United States will proceed in accordance with Sections 4.8-4.10 below.

      4.8   Joint Steering Committee.

            4.8.1 Formation and Membership of Joint Steering Committee. As soon as practicable after 3DP's acceptance of Co-Development under
                  Section 4.7.3, 3DP and Centocor shall establish a Joint Steering Committee initially comprised of four (4) representatives designated by 3DP and four (4) representatives designated by Centocor, each of whom shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the Party he or she represents. The JSC shall oversee the

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  Development and Commercialization of the Licensed Product for DVT in the United States.

            4.8.2 JSC Responsibilities. The JSC shall be responsible for, among other things:

                  (a) Providing a forum for consensual decision making;

                  (b) Monitoring the progress of Development and
                      Commercialization of the Licensed Product for DVT in the United States;

                  (c) Reviewing, amending, and commenting on the Development
                      Plans or Marketing Plans (collectively "Plans") for the Licensed Product for DVT in the United States; and

                  (d) Establishing and overseeing project teams, as necessary to implement the Plans.

            4.8.3 Meetings.

                  (a)    The first meeting of the Joint Steering Committee shall
                     occur within four (4) weeks following formation of the JSC. The purpose of this initial meeting shall be to review the current status of the Development Plan for the Licensed Product and to agree on an operational charter which shall set forth the principles and guidelines for the governance of the Joint Steering Committee in accordance with this Agreement.

                  (b)    Thereafter, meetings shall be held once each calendar
                     quarter except if, no later than thirty (30) days in advance of any scheduled meeting, there is a determination by the chairperson of the Joint Steering Committee, and endorsed by the senior 3DP representative of the Joint Steering Committee, that no new business or other activity has originated since the previous meeting, in which case that quarterly meeting shall be cancelled and the next quarterly meeting shall be scheduled. The location of the Joint Steering Committee meetings shall alternate in succession unless agreed upon otherwise by the Parties, with the first meeting to be held at Centocor's offices. By approval of the chairperson, which approval may not unreasonably be withheld, representatives may participate in any meeting of the Joint Steering Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  (c)    Each Party shall use reasonable efforts to cause its
                     representatives to attend the meetings of the Joint Steering Committee


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

                      in person. If a Party's representative is unable to attend a meeting, such Party may designate an alternate representative to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite additional employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of the Joint Steering Committee.

                  (d)    Either Party may also convene a special meeting of the
                      Joint Steering Committee by providing good reason, with at least ten (10) business days' written notice to the other Party, specifying the date, time, place and agenda.

            4.8.4 Project Teams. From time to time, as determined by the Joint
                  Steering Committee, one or more project teams or subcommittees may be established. Such project teams or subcommittees shall be governed in the same manner and subject to the relevant requirements as set forth herein for the Joint Steering Committee; provided, however, that the overall responsibility for the Development and Commercialization of the Licensed Products for DVT in the United States shall remain with the Joint Steering Committee. It is anticipated that, at a minimum, a development team and a marketing team will be established by the JSC.

            4.8.5 Administrative Matters. The Joint Steering Committee shall be chaired by a representative from Centocor. The chairperson shall be responsible for calling meetings of the Joint Steering Committee and for leading the meetings. A Joint Steering Committee member of the Party hosting a meeting of the Joint Steering Committee shall serve as secretary of that meeting. The secretary of the meeting shall prepare and distribute to all members of the Joint Steering Committee minutes of the meeting sufficiently in advance of the next meeting to allow adequate review and comment prior to the meeting. Such minutes shall provide a description in reasonable detail of the discussions conducted at the meeting and a list of any actions, decisions or determinations approved by the Joint Steering Committee. Minutes of each Joint Steering Committee meeting shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes of each meeting shall be distributed by the chairperson to the members of the Joint Steering Committee.

            4.8.6 Dispute Resolution.

                  (a)    If a conflict arises that directly relates to the
                     Development of the Licensed Product and that would have a material adverse effect on Centocor's Development and Commercialization strategy for such Licensed Product for Indications other than DVT, then the Parties shall first attempt to resolve the conflict by the unanimous consent of the JSC. However, if the JSC is unable to resolve the conflict


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

                     after reasonable consideration, then Centocor shall have the Casting Vote (as defined in Paragraph 10 of Exhibit 5.5.1).

                  (b)    If a conflict arises that directly relates to the
                     Development of the Licensed Product and that would not have a material adverse effect on Centocor's Development and Commercialization strategy for such Licensed Product for Indications other than DVT, then the Parties shall first attempt to resolve the conflict by the unanimous consent of the JSC. However, if the JSC is unable to resolve the conflict after reasonable consideration, then the Parties shall resolve the issue using an independent Third Party expert.

      4.9   Responsibilities for Co-Developed Licensed Product.

            4.9.1 In the event the Parties are Co-Developing, Centocor shall provide 3DP with draft and final copies (which may be wholly or partly in electronic form) of all material correspondence with the FDA relating to use of the Licensed Product for DVT, including any draft NDAs, for 3DP's review and comment within a reasonable time prior to filing with the FDA. Centocor shall give due consideration to 3DP's comments, however, Centocor shall not be bound thereby. To the extent not prohibited by law or regulation, 3DP shall have the right to have one representative participate in all material meetings pertaining to Development of Licensed Product for DVT in the United States between representatives of Centocor and the FDA. Centocor shall provide 3DP, prior to a scheduled meeting with the FDA when possible, with copies of all documents, correspondence and other materials in its possession which are relevant to the matters to be addressed at any such meeting. Centocor shall also provide 3DP with reasonable access to all exchanges of material correspondence with the FDA.

            4.9.2 Centocor shall be solely responsible for preparing the
                  Development Plan for DVT. Centocor shall make Development Plans, clinical protocols, investigator brochures and regulatory submissions by Centocor available to the JSC for discussion in the early concept stage, and provide 3DP with a meaningful opportunity to contribute as such documents are proposed for modification from time to time.

      4.10 3DP Right to Terminate. 3DP shall have the right to terminate its Co-Development of any Licensed Product, and its obligations under this Article 4, with respect to such Licensed Product by providing at least ninety (90) days' advanced written notice to Centocor. If 3DP terminates its Co-Development under this section, then 3DP's option to Co-Promote under Section 5.5 shall also terminate.


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      4.11  Centocor Development and Commercialization. Nothing in the foregoing shall be interpreted to limit Centocor's ability to institute and continue to Develop and Commercialize Licensed Products in the Field for all Indications other than DVT in the United States.

                                   ARTICLE 5

                     COMMERCIALIZATION OF LICENSED PRODUCTS

      5.1 Manufacture of Licensed Product. Centocor shall be responsible for manufacturing and supplying Licensed Products in the Territory by itself or through a Third Party manufacturer. Supplies for human clinical trials and commercial supplies of Licensed Product shall be manufactured in accordance with CGMP standards. Centocor shall use commercially reasonable efforts to achieve the lowest Manufacturing Cost that it can achieve while maintaining J&J quality control, safety and labor standards.

      5.2 Commercial Responsibilities. Centocor agrees to use commercially reasonable efforts consistent with its and its pharmaceutical Affiliates' normal business practices, and in no event less than efforts standard in the pharmaceutical industry, to Commercialize Licensed Products. Such efforts shall be consistent with efforts used by Centocor (in each case comparable to such efforts used by Centocor's principal pharmaceutical marketing Affiliate responsible for marketing in the country where the Commercialization takes place for that Licensed Product) in Commercializing its own Products that are similar with regard to, for example, market potential, price per treatment, patient population and competitive position. Centocor shall use commercially reasonable efforts to effect the commercial launch of Licensed Products in the Major Market Countries within six
            (6) months of Regulatory Approval in such Major Market Countries.

      5.3 Marking. To the extent not prohibited by applicable law or regulation, 3DP shall be identified as the licensor of the Licensed Products in easily legible text on all printed promotional materials (including advertisements appearing in journals), printed educational materials, product labeling, the product label and documentary information for the Licensed Products. In the event that 3DP's name changes, Centocor shall begin marking the Licensed Products with 3DP's new name when new materials are printed in the normal course of business.

      5.4 Centocor's Marketing Obligations For Licensed Products. Except to the extent otherwise specifically agreed in connection with 3DP's rights to Co-Promote hereunder, all business decisions, including, without limitation, the design, sale, price and promotion of Licensed Products under this Agreement and the decisions whether to market any particular Licensed Product shall be within the sole discretion of Centocor. Any marketing of a Licensed Product in one market or country shall not obligate Centocor to market such Licensed Product in


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

            any other market or country, recognizing that the foregoing does not relieve Centocor's obligation to launch under Section 5.2.

      5.5   Co-Promotion Option of 3DP.

            5.5.1 3DP shall exercise its option to Co-Promote by providing
                  Centocor with written notice of its intent to Co-Promote within 30 days of receiving results of pivotal Phase III Clinical Trials sufficient to file an NDA for a Licensed Product for DVT and any other information reasonably required by 3DP to make its decision to Co-Promote, for example chemistry, manufacturing and control (CMC) information. Failure by 3DP to provide notification by the required time will be deemed a decision by 3DP not to Co-Promote. In the event that 3DP exercises its option to Co-Promote, the Parties shall enter into a comprehensive Co-Promotion Agreement on terms consistent with those identified in Exhibit 5.5.1.

            5.5.2 In the event that Centocor Develops the Licensed Product pursuant to Section 4.7.3(a), the Parties Co-Develop the Licensed Product pursuant to Section 4.7.3(c) or the Parties Co-Develop the Licensed Product pursuant to Section 4.7.3(b) and Centocor decides to Co-Promote, in order to be eligible to Co-Promote, 3DP must have the following infrastructure in place:

                  (a) Within [**] after providing Centocor with written notice of its intent to Co-Promote, 3DP shall have [**];

                  (b) [**] prior to the [**], 3DP must have (i) begun to [**] by [**] for such function and instituting an [**] and
                        (ii) [**] for [**];

                  (c)   [**] prior to the [**], 3DP must have [**] its [**];

                  (d)   [**] prior to the [**], 3DP must have [**] of its [**];

                  (e)   on the date of [**], 3DP must have [**]of its [**];

                  (f) within [**] of the date of [**], 3DP must have [**] of its [**]; and

                  (g) within [**] of the date of [**], 3DP must have completed [**] of its [**].

                  3DP may, with Centocor's written consent, fulfill its [**] obligations by [**].

            5.5.3 In the event the Parties Co-Develop the Licensed Product pursuant to 4.7.3 (b) and where Centocor decides not to Co-Promote, 3DP must have the following infrastructure in place:


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                  (a)   Prior to the [**], 3DP shall have (i) created its [**]
                        by [**] of such function, including [**] and [**], (ii) instituted an [**] and (iii) [**] for [**];

                  (b) on the date of [**], 3DP must have completed [**] of its [**];

                  (c) within [**] of the date of [**], 3DP must have [**] of its [**]; and

                  (d) within [**] of the date of [**], 3DP must have completed [**] of its [**].

                  3DP may, with Centocor's written consent, fulfill its [**] obligations by [**].

            5.5.4 Development Costs. In the event that 3DP does not have the infrastructure set forth in Section 5.5.2 or has Developed the Licensed Product in accordance with 4.7.3(b) and opts not to Commercialize the Licensed Product, then Centocor will reimburse 3DP for its Development expenditures by paying 3DP [**]% of its Development Costs for the Development of the Licensed Product for DVT prior to continuing Development on its own account, provided, however, that Centocor continues to Develop and/or Commercialize Licensed Product for DVT.

            5.5.5 3DP Right to Terminate. 3DP shall have the right to terminate its Co-Promotion of any Licensed Product and its obligations under this Article 5 with respect to such Licensed Product by providing at least [**] advance written notice to Centocor before the [**] of the [**], or upon [**] advance written notice to Centocor after the [**] of the [**].

      5.6 Trademarks. Centocor shall select its own trademarks under which it will market the Licensed Products, and no right or license is granted to 3DP hereunder with respect to such trademarks. Notwithstanding the foregoing, as part of any Co-Promotion Agreement between the Parties and with the restrictions and limitations on use as will be set forth therein to protect Centocor's trademark, Centocor shall grant to 3DP a license under Centocor's trademark solely for the purpose of Co-Promoting Licensed Product for DVT in the United States.

                                   ARTICLE 6

                              FINANCIAL PROVISIONS

      6.1 License Fee. Centocor agrees to pay a nonrefundable license fee of six million Dollars ($6,000,000) within ten (10) days of the Execution Date. Such payment is unconditional and is not subject to any future performance by 3DP under this Agreement.


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

      6.2 [**] Product Development Milestone Payments. The following milestones shall become due and payable by Centocor to 3DP when 3DP-4815 or an alternative Direct Thrombin Inhibitor licensed hereunder first achieves each of the following Development milestones for its [**]:

            6.2.1 Upon the later of [**] or [**] from the [**]: [**] Dollars
                  ($[**]).

            6.2.2 Upon [**] of the [**] in the [**]: [**] Dollars ($[**]).

            6.2.4 Upon [**] of the [**] in the [**]: [**] Dollars ($[**]).

            6.2.5 (a) Upon [**] and [**] for [**] of an [**] in [**]: [**]
                      Dollars ($[**]);

                  (b) Upon [**] and [**] for [**], if applicable, of the [**]
                      in a [**] of the [**]: [**] Dollars ($[**]); and

                  (c) Upon [**] and [**] for [**], if applicable, of a [**] in
                      [**]: [**] Dollars ($[**]).

            6.2.6 (a) Upon [**] in the [**]: [**] Dollars ($[**]);

                  (b) Upon [**] in a [**] of the [**]: [**] Dollars ($[**]);
                      and

                  (c) Upon [**] in [**]: [**] Dollars ($[**]).

      6.3 Development Milestone Payments for Replacement Compositions. If a Direct Thrombin Inhibitor is dropped from Development by Centocor and a Replacement Composition is moved into Development in its place, Centocor shall not be obligated to remit the same milestone payments for the Replacement Composition as it already paid under
            Section 6.2 in connection with the Direct Thrombin Inhibitor which was replaced. However, subsequent milestone payments achieved by the Replacement Composition shall remain payable.

      6.4 Development Milestone Payments for Subsequent Compositions. The following milestones shall become due and payable by Centocor to 3DP when a Subsequent Composition licensed hereunder first achieves each of the following Development milestones for its first Indication:

            6.4.1 Upon [**] of the [**] in the [**]: [**] Dollars ($[**]).

            6.4.2 Upon [**] of the [**] in the [**]: [**] Dollars ($[**]).

            6.4.3 (a) Upon [**] and [**] for [**] of an [**] in [**]: [**]
                  Dollars ($[**]);


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

                  (b) Upon [**] and [**] for [**], if applicable, of the [**]
                      in a [**] of the [**]: [**] Dollars ($[**]); and

                  (c) Upon [**] and [**] for [**], if applicable, of a [**] in
                      [**]: [**] Dollars ($[**]).

            6.4.4 (a) Upon [**] in [**]: [**] Dollars ($[**]);

                  (b) Upon [**] by a [**] of the [**]: [**] Dollars ($[**]);
                      and

                  (c) Upon [**] in [**]: [**] Dollars ($[**]).

      6.5 Approval Milestone Payments For Additional Indications. Upon Regulatory Approval of any Licensed Product for an Additional Indication in [**] or [**], a milestone payment shall become due and payable by Centocor to 3DP in the amount of [**]. Notwithstanding the foregoing, once Centocor has paid [**] for a Licensed Product, [**].

      6.6 Royalty Rate for Licensed Products Developed and Commercialized by Centocor. Centocor shall pay 3DP a royalty based on Net Sales of Licensed Products sold by Centocor or its Sublicensees, on a product-by-product basis for each calendar year according to the following schedule:

            6.6.1 [**] percent ([**]%) on Annual Net Sales on the portion less than [**] Dollars ($[**]);

            6.6.2 [**] percent ([**]%) on the incremental amount of Annual Net
                  Sales on the portion between [**] Dollars ($[**]) and [**] Dollars ($[**]); and

            6.6.3 [**] percent ([**]%) on the incremental amount of Annual Net
                  Sales on the portion greater than [**] Dollars ($[**]).

            For the purpose of this section, "Annual Net Sales" will be determined on a calendar year basis. For the purpose of determining the applicable percentage, "Annual Net Sales" does not include Net Sales in countries where the royalty period has terminated or expired.

      6.7   Royalty Rate Reduction.

            6.7.1 Generic Equivalent. If, in any quarterly royalty reporting period, (i) a third Party commences selling a Product which is a Generic Equivalent of the Licensed Product in a country in the Territory and (ii) such Unlicensed Unit Sales (as defined below) amount to the following percentages of Centocor's Unit Sales of the Licensed Product in such country in the same royalty reporting period, the average percentage royalty rate on total world-wide Net Sales (calculated annually as the sum of total royalty actually paid pursuant to Section 6.6 divided into Net Sales for the same


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                  annual period) shall be reduced in such country in accordance with the percentages below and such lower royalty rate shall then apply on the Net Sales in such country as long as the Unlicensed Unit Sales amount to the particular percentage of Centocor's Unit Sales of the Licensed Product in such country in the same royalty reporting period.

           Unlicensed Unit Sales as a                  Royalty Rate
           Reduction*

           (% of Centocor Unit Sales)    (% of world-wide average Royalty Rate)
           --------------------------    --------------------------------------

          (Less than    [**]%                              [**]%
             Equal to)

          (Greater than) [**]% (Less than  [**]%           [**]%
                                 Equal to)

          (Greater than) [**]%                             [**]%

                  * A royalty rate reduction will, however, only be applicable if Centocor also experiences a decrease in Net Sales of the applicable Licensed Product in that country from the Net Sales of the applicable Licensed Product in the same royalty reporting period in the previous calendar year.

                  For purposes of this Section 6.7.1, (i) "Unlicensed Unit Sales" and "Centocor Unit Sales" shall be deemed to mean the total grams of the Direct Thrombin Inhibitor contained in the Third Party Product (irrespective of dosage form) and the Licensed Product (irrespective of dosage form), respectively, as reflected on the label of each such Licensed Product and Third Party Product; and (ii) Unlicensed Unit Sales shall be determined by the sales reports of IMS America Ltd. of Plymouth Meeting, Pennsylvania ("IMS") or any successor to IMS or any other independent sales auditing firm selected by Centocor and reasonably acceptable to 3DP. Centocor shall bear all costs of providing 3DP with such information. If Centocor is entitled to a royalty reduction based on Unlicensed Unit Sales pursuant to this Section 6.7.1 for any royalty reporting period, Centocor shall submit the sales report of IMS or such other independent firm, as applicable, for the relevant royalty reporting period to 3DP, together with Centocor's or its Sublicensees' sales report for the relevant royalty reporting period. Such sales reports for each royalty reporting period in which Centocor is entitled to such royalty reduction shall be submitted with the royalty report for such royalty reporting period submitted pursuant to Section 6.13.

            6.7.2 Third Party Patents. If a Patent of a Third Party should exist in any country during the term of this Agreement covering the manufacture, use or sale of any Licensed Product, and if it should prove in Centocor's reasonable judgment (as supported by an opinion from outside patent


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

                  counsel which counsel is acceptable to both Parties) impractical or impossible for Centocor or its Sublicensee to continue the activity or activities licensed hereunder without obtaining a royalty bearing license from such Third Party under such Patent or Patents in said country, then Centocor shall be entitled to a credit against the royalty payments due hereunder of an amount equal to the royalty paid to such Third Party, not to exceed [**] percent ([**]%) of the royalty rate due under this Agreement, arising from the manufacture, use or sale of the Licensed Product in said country.

            6.7.3 Compulsory License. If at any time and from time to time a
                  Third Party in any country shall, under the right of a compulsory license granted or ordered to be granted by a competent governmental authority, manufacture, use or sell any Licensed Product, with respect to which royalties would be payable pursuant to Section 6.6 hereof, then Centocor may reduce the royalty on sales in such country of such Licensed Product according to the rates specified in Section 6.7.1.

      6.8 Royalty Adjustment for Cost of Goods. In any year in which annual sales of Licensed Product are [**] Dollars ($[**]) or greater, a calculation shall be made to determine if a royalty adjustment should be made under this Section 6.8. There shall be a standard (hereinafter referred to as the "COG Standard") calculated annually as the sum of the total royalty actually payable pursuant to Section
            6.6 for the same annual period and the Manufacturing Cost covering the Net Sales subject to royalties under Section 6.6 for the same annual period, expressed as a percentage of such annual Net Sales. In the event Net Sales subject to royalties under Section 6.6 are [**] Dollars ($[**]) or greater and the COG Standard is other than [**]% of such Net Sales, the royalty adjustment shall be calculated as follows: if such COG Standard is greater than [**]%, the Parties shall equally share in up to [**] percentage points ([**]%) of the excess above [**]%, with 3DP's share being taken as a credit by Centocor against royalty otherwise payable to 3DP. On the contrary, if the COG Standard is less than [**]%, the Parties shall equally share in up to [**] percentage points ([**]%) of the underage below [**]% with 3DP's share of such underage being added as an addition by Centocor to the royalty payable to 3DP under Section 6.6. For the purposes of clarity, the royalty adjustment shall be applied to the total Net Sales which are subject to royalties under Section 6.6 and not merely the incremental amount above $[**].

      6.9 Currency Restrictions. Except as herein provided in this Article, all royalties shall be paid in Dollars. If, at any time, legal restrictions prevent the prompt remittance of part of or all of the royalties with respect to any country where Licensed Products are sold, Centocor shall have the right and option to make such payments by depositing the amount thereof in local currency to 3DP's accounts in a bank or depository in such country.


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      6.10  Royalty Period. The royalty payments set forth above shall be payable for each Licensed Product on a product-by-product and country-by-country basis from the date of First Commercial Sale of such Licensed Product in such country until the later of: (a) [**] from the date of First Commercial Sale of such Licensed Product in such country; or (b) until [**].

      6.11 Mode of Payment. All payments to 3DP hereunder shall be made by wire transfer of Dollars in the requisite amount to the account designated by 3DP which is attached hereto as Exhibit 6.11; provided, however, that any notice by 3DP of a change in such account shall not be effective until thirty (30) days after receipt thereof by Centocor.

      6.12  Timing of Payments. Milestone payments shall be made within thirty
            (30) days after occurrence of the relevant milestone event. Royalty payments shall be made within forty-five (45) days after the close of each reporting period. Centocor shall be responsible for all payments that are due to 3DP but have not been paid by Centocor's Sublicensees or Commercialization partners.

      6.13 Quarterly Royalty Reports. During the term of this Agreement and commencing with the First Commercial Sale of each Licensed Product, Centocor shall furnish or cause to be furnished to 3DP on a quarterly basis, a written report or reports covering each quarter (each such quarter being sometimes referred to herein as a "reporting period") showing:

            6.13.1 Gross invoiced sales and total deductions used to calculate
                   Net Sales of each Licensed Product sold by Centocor and its Sublicensees during the reporting period on a country-by-country basis. For the United States only, twice per calendar year, Centocor shall provide to 3DP a report showing all itemized deductions from gross invoiced sales to Net Sales. In any Major Market Country or country which represents [**] or more of world wide gross invoiced sales (other than the United States), to the extent that there are significant variances in total deductions from gross invoiced sales to Net Sales from one quarter to another, Centocor shall, at 3DP's reasonable request, provide a reasonably detailed explanation as to such increase.

            6.13.2 The royalties, payable in Dollars, which shall have accrued hereunder in respect of such Net Sales.

            6.13.3 The exchange rates used, if any, in converting into Dollars, from the currencies in which sales were made.

            6.13.4 Dispositions of such Licensed Product other than pursuant to sale for cash, if such data is normally reported in royalty reports of other licensed products.


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            6.13.5 Any withholding taxes required to be paid from such royalties.

      6.14 Royalty Payment Due Date; Accrual. Royalties which have accrued during any month and are required to be shown on a final quarterly sales report provided for hereunder shall be due and payable on the date such final quarterly sales report is due. In addition, at the end of each calendar year in which royalties are paid hereunder, Centocor agrees to reconcile estimated or accrued rebates and discounts taken during such calendar year in accordance with its standard reconciliation practices and make any necessary adjustment in the next calendar quarter in which royalties are due and payable.

      6.15 Royalty Report Timing. Centocor shall provide flash sales reports to 3DP fifteen (15) days after the close of each reporting period, and final reports shall be due forty five (45) days following the close of each reporting period.

      6.16 Financial Records. Centocor shall keep accurate records, including, without limitation, gross invoiced sales, Net Sales, royalty payments, Development costs, and Manufacturing Costs ("Financial Records"), in accordance with U.S. generally accepted accounting practices, in sufficient detail to enable the amounts due hereunder to be determined and verified by 3DP.

      6.17 Currency Exchange. In the case of sales of any Licensed Product outside the United States, royalty payments by Centocor to 3DP shall be converted to Dollars in accordance with Centocor's current customary and usual procedures for calculating same which are the following: the rate of currency conversion shall be calculated using a simple monthly period average of the end "spot rates" provided by Brown Brothers Harriman, 59 Wall Street, NY, NY 10005, for each quarter, or if such rate is not available, the spot rate as published by a leading United States commercial bank for such accounting period. This method of conversion is consistent with Centocor's current accounting methods. Centocor shall give 3DP prompt written notice of any changes to Centocor's customary and usual procedures for currency conversion, which shall only apply after such notice has been delivered and provided that such changes continue to maintain a set methodology for currency conversion.

      6.18 Audit. Financial Records under this Agreement shall be open during reasonable business hours for a period of two (2) years from creation of individual records for examination. Upon the written request of 3DP but not more often than once each year, at 3DP's expense, Centocor shall permit an independent public accounting firm of national prominence selected by 3DP and acceptable to Centocor to have access during normal business hours to those records of Centocor as may be reasonably necessary for the sole purpose of verifying the accuracy of the Net Sales report (including all of its component calculation such as Manufacturing Costs), Development costs and royalty calculation conducted by Centocor pursuant to this Agreement.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            6.18.1 Centocor shall include in each sublicense or
                   Commercialization agreement entered into by it pursuant to this Agreement, a provision requiring, among others, the Sublicensee or Commercialization partner to keep and maintain adequate Financial Records pursuant to such sublicense or Commercialization agreement and to grant access to such records by the aforementioned independent public accountant for the reasons specified in this Agreement.

            6.18.2 The report prepared by such independent public accounting firm, a copy of which shall be sent or otherwise provided to Centocor by such independent public accountant at the same time as it is sent or otherwise provided to 3DP, shall contain the conclusions of such independent public accountant regarding the audit and will specify that the amounts paid to 3DP pursuant thereto were correct or, if incorrect, the amount of any underpayment or overpayment.

            6.18.3 If such independent public accounting firm's report shows any underpayment, Centocor shall remit or shall cause its Sublicensees or Commercialization partners to remit to 3DP within 30 days after Centocor's receipt of such report, (i) the amount of such underpayment and (ii) if such underpayment exceeds five percent (5%) of the total amount owed for the calendar year then being audited, the reasonable and necessary fees and expenses of such independent public accountant performing the audit, subject to reasonable substantiation thereof. If such independent public accounting firm's report shows any overpayment, Centocor shall receive a credit equal to such overpayment against the royalty otherwise payable to 3DP.

      6.19 Interest Due. In case of any delay in payment by Centocor to 3DP, interest on the overdue payment shall accrue at an annual interest rate, compounded monthly, equal to the prime rate as reported in The Wall Street Journal, as determined for each month on the last business day of that month, assessed from the day payment was initially due. The foregoing interest shall be due from Centocor without any special notice.

      6.20 Tax Withholding. Any income or other taxes which Centocor is required by law to pay or withhold on behalf of 3DP with respect to milestones or royalties, and any interest thereon, payable to 3DP under this Agreement shall be deducted from the amount of such milestones or royalties and interest due and paid or withheld, as appropriate, by Centocor on behalf of 3DP. Any such tax required to be paid or withheld shall be an expense of, and be borne solely by, 3DP. Centocor shall furnish 3DP with reasonable evidence of such withholding payment in electronic or written form as soon as practicable after such payment is made. The Parties hereto shall reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            in connection with the making of any required withholding payment, or any claim to a refund of any such payment.

                                   ARTICLE 7

                            CONFIDENTIAL INFORMATION

      7.1 Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for five (5) years thereafter, either Party that receives Information (a "Receiving Party") and other confidential and proprietary information and materials furnished to it by the other Party (a "Disclosing Party") pursuant to this Agreement or any Information developed during the term of this Agreement (collectively "Confidential Information"), shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose (except as expressly permitted hereunder) such Confidential Information, except to the extent that it can be established by the Receiving Party that such Confidential
            Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality from the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure which was other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by the Receiving Party without reference to the Confidential Information received from the Disclosing Party and without breach of any of the provisions of this Agreement; or (f) is information that the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose.

      7.2   Written Assurances and Permitted Uses of Confidential Information.

            7.2.1 Each Party shall inform its employees and consultants who perform work on the Research Program of the obligations of confidentiality specified in Section 7.1, and all such persons shall be bound by obligations of confidentiality substantially similar to those set forth herein.

            7.2.2 The Receiving Party may disclose Confidential Information to the extent the Receiving Party is compelled to disclose such information by a court or other tribunal of competent jurisdiction, provided, however, that in such case the Receiving Party shall immediately give notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said court or tribunal. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            7.2.3 To the extent it is reasonably necessary or appropriate to fulfill its obligations and exercise its rights under this Agreement, either Party may disclose Confidential Information to its Affiliates on a need-to-know basis on condition that such Affiliates agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep the Confidential Information confidential under this Agreement, and to any regulatory authorities to the extent reasonably necessary to obtain Regulatory Approval.

            7.2.4 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 7.2 shall be treated by each Party as Confidential Information of the other Party.

            7.2.5 If a Party is required to make any disclosure of the other
                  Party's Confidential Information, it will give at least 30 days' advance written notice to the other Party of such disclosure requirement. If a Party is required to disclose Confidential Information to comply with applicable laws or governmental regulations, including, but not limited to, submitting information to tax authorities or complying with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, such Party may make such disclosure, provided that it gives prompt notice to the other Party, and provided that it makes all reasonable efforts to comply with all administrative or other procedures or to establish a reasonable protective or similar order under which the confidential nature of the information will be maintained.

      7.3 Authorized Disclosure. Except as expressly provided otherwise in this Agreement, each Party may disclose Confidential Information of the other Party as follows: (i) to Third Parties under appropriate terms and conditions, including confidentiality provisions substantially equivalent to those in this Agreement for consulting, manufacturing, development, external testing and marketing trials with respect to the Licensed Products covered by this Agreement, or otherwise as is reasonably necessary to exercise the rights and licenses granted herein (including the right to grant sublicenses), provided, however, any such disclosure shall be limited to the specific matter for which the Third Party is engaged or (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approval, conducting preclinical or clinical trials or marketing Licensed Products, provided, however, that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information, it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed.

      7.4 Publication. Each Party shall submit any proposed scientific publication containing Confidential Information of the other Party relating to its Research Program activities and/or Development and/or Commercialization activities relating to Direct Thrombin Inhibitors or Licensed Products at least thirty (30) days in advance of submission of an abstract of a proposed publication, if any, and again at least 30 days in advance of submission of the scientific publication, to allow such other Party to review such planned public disclosure. The reviewing Party will promptly review such publication and make any objections that it may have to the publication of the Confidential Information contained therein. Should the reviewing Party make an objection to the publication of the Confidential Information or require its modification, then the Parties will discuss the merits of publishing and any such modifications; provided, however, that in any case, no publication of Confidential Information of the other Party shall take place under this Section without the other Party's prior written approval thereof or unless the obligations of confidentiality as to such Confidential Information shall be waived or disclosure of Confidential Information of the other Party is authorized under
            Section 7.1.

      7.5 Public Announcements. A press release, deemed agreed upon by the Parties, is attached to this Agreement as Exhibit 7.5. Otherwise, neither Party shall originate any publicity, news release or public announcements, written or oral, whether to the public or press, stockholders or otherwise, relating to this Agreement, including its existence, the subject matter to which it relates, performance under it or any of its terms, to any amendment hereto or performances hereunder without the prior written consent of the other Party, save only such announcements that are required by law to be made or that are otherwise agreed to by the Parties. Such announcements shall be brief and factual. If a Party decides to make an announcement required by law, it shall give the other Party at least five (5) business days advance notice, where possible, of the text of the announcement so that the other Party shall have an opportunity to comment upon the announcement. To the extent that the receiving Party reasonably requests the deletion of any information in the materials, the disclosing Party shall delete such information unless, in the opinion of the disclosing Party's legal counsel, such Confidential Information is legally required to be fully disclosed.

                                   ARTICLE 8

                        PATENTS AND INTELLECTUAL PROPERTY

      8.1 Ownership; Inventions. Inventorship for patentable inventions conceived and reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with U.S. patent laws for determining inventorship. Ownership shall be determined based on inventorship.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            In the event of a dispute regarding inventorship, if the parties are unable to resolve such inventorship dispute, the Parties shall establish a procedure to resolve such dispute, which may include engaging a Third Party patent attorney jointly selected by the Parties to resolve such dispute.

      8.2 Disclosure of Patentable Inventions. Each Party shall promptly provide to the other any invention disclosure submitted in the normal course of business and disclosing an invention arising in the course of the Research Program.

      8.3   3DP Patentable Inventions and Know-How.

            8.3.1 3DP Patent Prosecution.

                  (a) Prosecution and Maintenance. During the term of the Agreement, 3DP shall, at its own expense, prepare, file, prosecute and maintain 3DP Patents and use reasonable efforts to file initially all such patent applications in the United States. To the extent 3DP Patents are Program Patents, Centocor shall provide a list of countries in which such patent applications shall be filed reasonably in advance of 3DP's estimated filing date. 3DP shall file such patent applications in each indicated country. [**] of the cost of such filings.

                  (b) Discontinuance. If 3DP does not intend to file for patent protection or does not wish to continue preparation, prosecution or maintenance of a 3DP Patent, then it shall give at least [**] advance notice to Centocor, and in no event less than a reasonable period of time for Centocor to act in its stead. In such case, Centocor may elect at its sole discretion to continue preparation, filing and prosecution or maintenance of the discontinued patent at its sole expense. 3DP shall execute such documents and perform such acts as may be reasonably necessary for Centocor to file or to continue prosecution or maintenance of such patent. Discontinuance may be elected on a country-by-country basis or for a patent application or patent series in total.

            8.3.2 Cooperation. 3DP shall consult with Centocor and shall keep
                  Centocor continuously informed of all material matters relating to the preparation, filing, prosecution and maintenance of 3DP Patents covered by this Agreement, including, but not limited to, disclosing to Centocor the complete text of all such 3DP Patents. In addition, 3DP shall provide Centocor with copies of all material correspondence with the applicable patent office.

      8.4   Centocor Patentable Inventions and Know-How.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            8.4.1 Centocor Patent Prosecution.

                  (a) Prosecution and Maintenance. During the term of the Agreement, Centocor shall, at its own expense, prepare, file, prosecute and maintain Centocor Patents and use reasonable efforts to file initially all such patent applications in countries in which Centocor would file patent applications in its normal business practice for comparable technology.

                  (b) Discontinuance. If Centocor does not intend to file for Patent protection or does not wish to continue preparation, prosecution or maintenance of a Centocor Patent, then it shall give at least [**] advance notice to 3DP, and in no event less than a reasonable period of time for 3DP to act in its stead. In such case, 3DP may elect at its sole discretion to continue preparation, filing and prosecution or maintenance of the discontinued patent at its sole expense. Centocor shall execute such documents and perform such acts as may be reasonably necessary for 3DP to file or to continue prosecution or maintenance of such patent. Discontinuance may be elected on a country-by-country basis or for a patent application or patent series in total.

            8.4.2 Cooperation. Centocor shall consult with 3DP and shall keep
                  3DP continuously informed of all material matters relating to the preparation, filing, prosecution and maintenance of Centocor Patents covered by this Agreement, including, but not limited to, disclosing to 3DP the complete text of all such Centocor Patents.

      8.5   Jointly Owned Program Patents

            8.5.1 The parties shall jointly determine whether to prepare, file, prosecute and maintain any jointly owned Program Patents. The JRC shall assign responsibility to one Party to act as the lead Party for the prosecution and maintenance of such Program Patent.

            8.5.2 The filing Party shall keep the other Party apprised of the status of each jointly owned Program Patent and shall seek the advice of the other Party with respect to patent strategy and drafting applications and shall give reasonable consideration to any suggestions or recommendations of the other Party concerning the preparation, filing, prosecution, maintenance and defense thereof. With respect to such jointly owned Program Patents wherein 3DP is the filing Party, Centocor shall provide a list of countries in which such patent applications shall be filed reasonably in advance of

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  3DP's estimated filing date. 3DP shall file such patent applications in each indicated country. [**] of the cost of such filings.

            8.5.3 The Parties shall cooperate reasonably in the prosecution of all jointly owned Program Patents and shall share all material information relating thereto, including all material communications from patent offices, promptly after receipt of such information.

            8.5.4 If, during the term of this Agreement, the filing Party intends to allow any jointly owned Program Patent to lapse or to abandon any such Program Patent, the filing Party shall, whenever practicable, notify the non-filing Party of such intention at least [**] prior to the date upon which such Patent shall lapse or become abandoned, and the non-filing Party shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution, maintenance and defense thereof and all expenses related thereto.

      8.6 Initial Filing if Made Outside of the United States. The Parties agree to use reasonable efforts to ensure that any Patent filed outside of the United States prior to a U.S. filing will be in a form sufficient to establish the date of original filing as a priority date for the purposes of a subsequent U.S. filing.

      8.7   Infringement Claims by Third Parties.

            8.7.1 Notice. If the manufacture, use or sale of Direct Thrombin
                  Inhibitor or any Licensed Product results in a claim or a threatened claim by a Third Party against a Party hereto for patent infringement or for inducing or contributing to patent infringement ("Infringement Claim"), the Party first having notice of an Infringement Claim shall promptly notify the other in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.

            8.7.2 Defense. Centocor shall have the right but not the obligation to defend any suit resulting from an Infringement Claim at its expense. 3DP shall cooperate and assist Centocor in any such litigation at Centocor's expense.

            8.7.3 Settlement. In the event that the manufacture, use or sale of the Direct Thrombin Inhibitor or the Licensed Product in a country would infringe a Third Party Patent and a license to such Third Party Patent is available, and Centocor in its sole discretion seeks such a license, the Parties agree:

                  (a) Subject to Section 6.7.2, [**] shall be responsible for [**] associated with acquiring such Third Party license; and

                  (b) [**] shall use reasonable efforts to obtain required licenses under the Third Party Patents, with [**].

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      8.8 Patent Assignment. Neither Party may assign its interest in rights under jointly owned Program Patents or any Patents claiming a Direct Thrombin Inhibitor or Licensed Product, except with the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed; provided, however, that either Party may assign such rights without consent of the other Party to a permitted assignee under this Agreement.

      8.9   Infringement Claims Against Third Parties.

            8.9.1 Cooperation. 3DP and Centocor each agree to take reasonable actions to protect 3DP Patents or jointly owned Program Patents from infringement. If one Party brings any such action or proceeding, the other Party may be joined as a Party plaintiff if necessary for the action or proceeding to proceed and, in case of joining, the other Party agrees to give the first Party reasonable assistance and authority to file and to prosecute such suit. The other Party shall be reimbursed for any costs associated with its participation.

            8.9.2 Notice. If any 3DP Patent, Centocor Patent, and/or jointly owned Program Patent is infringed by a Third Party in any country in connection with the manufacture, use and/or sale of a Licensed Product in such country, the Party to this Agreement first having knowledge of such infringement, or knowledge of a reasonable probability of such infringement, shall promptly notify the other in writing. The notice shall set forth the known facts of such infringement in reasonable detail.

            8.9.3 Institution of Proceedings.

                  (a) 3DP shall have the primary right, but not the obligation, to institute, prosecute and control with its own counsel, any action or proceeding with respect to infringement of a 3DP Patent. Centocor shall have the right, at its own expense, to be represented in such action by its own counsel; provided, however, no settlement may be entered into by 3DP without the written consent of Centocor, which consent shall not be unreasonably withheld or delayed, if such settlement would have a material adverse effect on Centocor's interests.

                  (b) With respect to jointly owned Program Patents, Centocor shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement of such Patents, by counsel of its own choice and at its own expense; provided, however, no settlement may be entered into by Centocor without the written consent of 3DP, which consent shall not be unreasonably withheld or delayed, if such

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                        settlement would have a material adverse effect on 3DP's interests.

                  (c) Centocor shall have the sole right to enforce any rights under the Centocor Patents at its own expense.

            8.9.4 Failure to Institute Proceedings. If the Party having the primary right to institute proceedings under Section 8.9.3 (hereinafter referred to as the "First Prosecuting Party") fails to institute, prosecute or control such action or prosecution within a period of one hundred eighty (180) days after receiving notice of the infringement from the other Party (hereinafter referred to as the "Second Prosecuting Party"), then the Second Prosecuting Party shall have the right to bring and control any such action by counsel of its own choice, and the First Prosecuting Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. The First Prosecuting Party shall cooperate with the Second Prosecuting Party in such effort, including being joined as a party to such action if necessary.

            8.9.5 Costs. The Party bringing suit under this Article shall bear all costs of the suit and shall retain any damages or other monetary awards recovered.

            8.9.6 Settlement. The parties shall keep each other informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Licensed Products in the Field. A settlement or consent judgment or other voluntary final disposition of a suit brought by a Party under this Section 8.9 may be entered without the consent of the other Party; provided such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of any Patent; and provided further, that any rights to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to the product or activity that was the subject of the suit.

      8.10 Notices Relating to the Act. 3DP shall notify Centocor of the issuance of each U.S. patent included among the 3DP Patents, giving the date of issue and patent number for each such patent. 3DP and Centocor each shall immediately give notice to the other of any certification filed under the "U.S. Drug Price Competition and Patent Term Restoration Act of 1984" (hereinafter the "Act"), including, but not necessarily limited to, notices pursuant to ss.ss.101 and 103 of the Act from persons who have filed an abbreviated NDA ("ANDA") or a "paper" NDA claiming that a 3DP, Centocor, or jointly owned Program Patent is invalid or that infringement will not arise from the manufacture, use or sale of any Direct Thrombin Inhibitor or Licensed Product by a Third Party.

            8.10.1 If Centocor decides not to bring infringement proceedings against the entity making such a certification, Centocor shall give notice to 3DP of its

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                   decision not to bring suit within [**] after receipt of notice of such certification.

            8.10.2 3DP may then, but is not required to, bring suit against the party that filed the certification.

            8.10.3 Any suit by Centocor or 3DP shall either be in the name of
                   Centocor or in the name of 3DP, or jointly in the name of Centocor and 3DP, as may be required by law.

            8.10.4 For purposes of this Section, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

      8.11 Patent Term Extensions. 3DP hereby authorizes Centocor to (a) provide in any NDA a list of patents which includes 3DP Patents that relate to such Product and such other information as Centocor believes is appropriate; (b) commence suit for infringement of 3DP Patents under ss. 271(e) (2) of Title 35 of the United States Code; and (c) exercise any rights that may be exercisable by 3DP as patent owner under the Act, including without limitation, applying for an extension of the term of any patent included in 3DP Patents. In the event that applicable law in any country provides for the extension of the term of any patent included among 3DP Patents, such as under the Act, the Supplementary Certificate of Protection of the Member States of the European Union and other similar measures in any other country, 3DP shall apply for and use its reasonable efforts to obtain such an extension or, should the law require Centocor to so apply, 3DP hereby gives permission to Centocor to do so. Centocor and 3DP agree to cooperate with one another in obtaining such extension. 3DP agrees to cooperate with Centocor or its Sublicensee, as applicable, in the exercise of the authorization granted herein and shall execute such documents and take such additional action as Centocor may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a Party in any suit for infringement brought by Centocor hereunder.

      8.12 Rights to Research Compounds. Research Compounds shall be solely and exclusively owned by 3DP. However, if during the Research Term, 3DP identifies Research Compounds having activity indicating potential for Development in an Indication selected from [**], then 3DP shall notify Centocor regarding such Research Compounds and shall provide Centocor with data and test results confirming such activity. If Centocor is interested in obtaining rights to such Research Compounds, the Parties shall negotiate in good faith a comprehensive licensing agreement to such Research Compounds on substantially the same terms and conditions of this Agreement. If the Parties fail to reach agreement regarding such Research Compounds, then the Parties shall use a Third Party expert to resolve the conflict.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            With regard to any Research Compounds which may be the subject of a Centocor Patent, Centocor shall, to the extent practicable, assign all right, title and interest in such Research Compound, or, in the alternative, grant to 3DP a fully paid-up, exclusive license to such Research Compounds.

                                   ARTICLE 9

                                 INDEMNIFICATION

      9.1 Research and Development Indemnification. Each Party (the "Indemnifying Party") shall indemnify, defend and hold the other Party (the "Indemnified Party") harmless from and against any and all liabilities, claims, damages, costs, expenses or money judgments incurred by or rendered against the Indemnified Party and its Affiliates and Sublicensees incurred in the defense or settlement of a Third Party lawsuit or in a satisfaction of a Third Party judgment arising out of any injuries to person and/or damage to property resulting from (i) negligent acts of the Indemnifying Party performed in carrying out the Research Program hereunder, including failure by the Indemnifying Party to provide the Indemnified Party with any Information of the Indemnifying Party which, if timely received, would have avoided injury, death or damage, provided such failure to provide such know-how is due to negligence of the part of the Indemnifying Party and (ii) personal injury to the Indemnified Party's employees or agents, or damage to the Indemnified Party's property, resulting from acts performed by, under the direction of, or at the request of the Indemnifying Party in carrying out the activities contemplated by this Agreement.

      9.2   Indemnification for Direct Thrombin Inhibitors and Licensed
            Products.

            9.2.1 Indemnification by Centocor. Centocor shall indemnify, defend and hold 3DP and its agents, employees and directors (the "3DP Indemnitees") harmless from and against any and all liability, damage, claim, loss, cost or expense, including reasonable attorneys' fees ("Losses") resulting directly from the manufacture, use, handling, storage, sale or other disposition of chemical agents, Direct Thrombin Inhibitors or Licensed Products by Centocor or its Sublicensees, distributors and agents, except to the extent such Losses result from the gross negligence or willful misconduct of the 3DP Indemnitees. Upon the assertion of any such claim or suit, the 3DP Indemnitees shall promptly notify Centocor thereof and shall permit Centocor to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of Centocor) in the defense of the claim. The 3DP Indemnities shall not settle any such claim or suit without the prior written consent of Centocor,

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                  unless they shall have first waived their rights to indemnification hereunder.

            9.2.2 Indemnification By 3DP. 3DP shall indemnify, defend and hold
                  Centocor and its agents, employees and directors (the "Centocor Indemnitees") harmless from and against any and all Losses resulting directly from the manufacture, use, handling, storage, sale or other disposition of chemical agents, Direct Thrombin Inhibitors or Licensed Products by 3DP and its Sublicensees, distributors and agents, except to the extent that such Losses result from the gross negligence or willful misconduct of the Centocor Indemnitees. Upon the assertion of any such claim or suit, the Centocor Indemnitees shall promptly notify 3DP thereof and shall permit 3DP to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as required (at the expense of 3DP) in the defense of the claim. The Centocor Indemnitees shall not settle any such claim or suit without the prior written consent of 3DP, unless they shall have first waived their rights to indemnification hereunder.

      9.3 Insurance Proceeds. Any indemnification hereunder shall be made net of any insurance proceeds recovered by the Indemnified Party; provided, however, that if, following the payment to the Indemnified Party of any amount under this Article 9, such Indemnified Party recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the Indemnifying Party.

      9.4 Insurance. Centocor and 3DP shall use all commercially reasonable efforts to maintain insurance, including product liability insurance, with respect to its activities hereunder. Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree, based upon standards prevailing in the industry at the time. Centocor may satisfy its obligations under this Section through self-insurance to the same extent.

                                   ARTICLE 10

                              TERM AND TERMINATION

      10.1 Term. This Agreement shall commence on the Execution Date and shall remain in effect until the expiration of Centocor's obligation to pay royalties for all Licensed Products, unless earlier terminated as provided in this Article 10.

      10.2 Termination of this Agreement by Centocor for any Reason. After the [**] and [**] as provided herein, Centocor may terminate this Agreement for any

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            reason upon [**] advance written notice to 3DP before the [**] of [**] in a [**], or upon [**] advance written notice to 3DP after the [**] in a [**].

      10.3 Termination for Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such notice, or if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement. Centocor's [**] to [**] a [**] or [**] to [**], shall constitute a material breach. With respect to the Co-Promotion of Licensed Product for DVT in the United States, breach by 3DP of the Co-Promotion Agreement between the Parties will not allow Centocor to terminate this Agreement under this Section 10.3.

      10.4 Termination for Bankruptcy. Either Party hereto shall have the right to terminate this Agreement forthwith by written notice to the other Party (i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within ninety (90) days after filing or (iii) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors.

      10.5  Effect of Termination. In the event of termination by Centocor under
            Section 10.2 or by 3DP under Section 10.3 or 10.4: (i) all rights licensed herein shall revert to 3DP and Centocor shall grant to 3DP a royalty free license under all Patents and know-how Controlled by Centocor that are reasonably necessary for the Development, manufacture and Commercialization of Licensed Products; (ii) Centocor shall, at its own expense, promptly provide 3DP with all data and results pertaining to Direct Thrombin Inhibitors and Licensed Products; (iii) Centocor shall, at its own expense, promptly assign or transfer to 3DP all filings with regulatory authorities concerning Licensed Products, including, without limitation, Drug Approval Applications; and (iv) Centocor shall provide 3DP with its requirements of Licensed Product, at actual cost, for a period of time reasonably sufficient for 3DP to find an acceptable (at 3DP's sole discretion) alternative source of both clinical and commercial supply of Licensed Product.

      10.6 No Waiver. The right of a Party to terminate this Agreement, as provided in this Article 10 shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

      10.7 Consequences of Termination. Except as otherwise provided herein, upon termination of this Agreement, all remaining records and materials in its possession or control containing the other Party's Confidential Information and to which the former Party does not retain rights hereunder, shall promptly be

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            returned. Notwithstanding the foregoing, one copy of such records may be retained by legal counsel for the former Party.

      10.8 Results of Termination by Centocor for Cause. In the event of termination of this Agreement by Centocor pursuant to Section 10.3 or 10.4, the licenses granted to Centocor in Article 2 hereof shall survive termination. In addition, the royalty rates recited in Sections 6.6 and 6.7 shall each be amended and reduced by [**], with Sections 6.6 through 6.20 and all relevant definitions in Article 1 surviving termination. Furthermore, Sections 8.7 through 8.12 shall survive termination.

      10.9 Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Sections 2.1 (except in the case of termination by 3DP under Section 10.3 or 10.4), 3.11, 3.12, 8.1, and Articles 1, 7, 9,
            12 and 13 shall survive any termination of this Agreement.

      10.10 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein.

      10.11 3DP Change of Control. In the event that a 3DP Change in Control (as defined below) occurs during the Term, Centocor shall have the right, exercisable upon written notice to 3DP and delivered at any time within [**] after the effective date of such 3DP Change in Control, to terminate any on-going Research Program under Article 3, any Co-Development under Section 4.7, any Co-Promotion activities by 3DP pursuant to Section 5.5 and any Co-Promotion Agreement, to eliminate 3DP's right to Co-Promote Licensed Products under Section
            5.5 or any Co-Promotion Agreement, to not provide 3DP with copies of its Marketing Plan for review and to end the Joint Steering Committee, Centocor being allowed to carry out Development and Commercialization of the Products without a Joint Steering Committee.

            For purposes of this Agreement, "3DP Change in Control" means any transaction or series of related transactions by which a Third Party pharmaceutical company acquires or becomes the beneficial owner of
            (i) fifty percent (50%) or more of the outstanding voting securities of 3DP or the surviving entity, whether by merger, consolidation, reorganization, tender offer or other similar means or (ii) all or substantially all of the assets of 3DP. For purposes of this Section 10.11, "Third Party pharmaceutical company" shall mean a Third Party healthcare company (including a biotech company or a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding Centocor and any Affiliates of the Parties) whose net sales (or reported equivalent) of human pharmaceutical in the most recently completed fiscal year for which audited financial statements are publicly available exceed $[**] as reported in such financial statements, or if not publicly available as appropriately provided by 3DP.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            In the event of termination by Centocor under this Section 10.11:
            (i) if Centocor shall continue the Development and/or Commercialization of the Direct Thrombin Inhibitors or Licensed Product for DVT, then Centocor shall reimburse 3DP for [**]% of any Development Costs 3DP incurred (if Centocor does not continue Development and/or Commercialization of the Direct Thrombin Inhibitors or Licensed Product for DVT then no such payment shall be due); (ii) to the extent the Co-Promotion Agreement is terminated, Centocor shall pay 3DP the greater of (a) the [**] or (b) a [**] of [**] for the [**] period prior to the [**] as follows: in the first year following termination: [**]%, in the second year following termination: [**]%; and in the third year following termination:
            [**]%; and (iii) 3DP shall, at Centocor's expense, promptly provide Centocor all data and results pertaining to Direct Thrombin Inhibitors and the Licensed Products.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

      11.1 Authority. Each Party represents and warrants that as of the Execution Date, it has the full right, power and authority to enter into this Agreement and that this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

      11.2 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      11.3 No Existing Third Party Rights. Each Party represents and warrants that it has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective technology in the Field which would conflict with the rights granted to the other Party hereunder.

      11.4 Patents and Know-How Warranties. To the best of its knowledge, as of the Execution Date, each Party represents and warrants that (i) any Patent, know-how or other intellectual property right owned or controlled by such Party is not currently being infringed by any Third Party and (ii) the practice of such rights does not infringe any property right of any Third Party.

      11.5 Control of Know-How. 3DP and Centocor each represent and warrant that it owns or Controls all of the rights, title and interest in and to the 3DP Know-How and the Centocor Know-How, respectively.

      11.6 Development Material. 3DP represents and warrants that the drug substance material identified as 3DP-4815 to be used for the [**] was manufactured

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            pursuant to CGMPs, and that 3DP has in its possession or has access to all batch records for such drug substance material.

      11.7 Disclaimer of Warranties. 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PRODUCTS LICENSED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      11.8 Continuing Representations. The representations and warranties of each Party contained in this Article 11 shall survive the execution and delivery of this Agreement and shall remain true and correct at all times during the Term with the same effect as if made on and as of such later date.

                                   ARTICLE 12

                               DISPUTE RESOLUTION

      12.1 Dispute Resolution and Arbitration. In the case of any disputes between the Parties arising from this Agreement, and in case this Agreement does not provide a solution for how to resolve such disputes, the Parties shall discuss and negotiate in good faith a solution acceptable to both Parties and in the spirit of this Agreement. If, after negotiating in good faith pursuant to the foregoing sentence, the Parties fail to reach agreement within sixty
            (60) days, then the Chief Executive Officer of 3DP and the President of Centocor shall discuss in good faith an appropriate resolution to the dispute. If these executives fail, after good faith discussions, to reach an amicable agreement within sixty (60) days, then either Party may upon written notice to the other submit the dispute to binding arbitration pursuant to Section 12.2.

      12.2 Arbitration. Any claim, dispute or controversy arising out of or in connection with or relating to this Agreement (including, without limitation, disputes with respect to the rights and obligations of the Parties following termination) not settled by the procedures set forth in Section 12.1 above, or the breach or alleged breach of a material provision of this Agreement, shall be adjudicated by arbitration in accordance with the Arbitration Proceedings as set forth in Exhibit 12.2 attached hereto.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

      13.1 Entire Agreement. This Agreement and each of the Exhibits hereto constitute and contain the entire understanding and agreement of the Parties respecting the subject matter of this Agreement and cancels and supersedes any and all prior or

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.

      13.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      13.3 Binding Effect. This Agreement and the rights granted herein shall be binding upon, and shall inure to the benefit of, 3DP, Centocor and their respective lawful successors and permitted assigns.

      13.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld) except that a Party may assign this Agreement to an Affiliate or to a successor in connection with the merger, consolidation or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

      13.5 No Implied Licenses. No rights to any other patents, know-how or technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

      13.6 No Waiver. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

      13.7 Force Majeure. The failure of a Party to perform any obligation under this Agreement by reason of force majeure such as acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement. The Party which is affected by any force majeure shall contact the other Party for discussion of possible emergency measures.

      13.8 Independent Contractors. Both Parties are independent contractors and not agents or employees of the other Party under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or Centocor as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            Party to any other contract, agreement or undertaking with any Third Party except as may be explicitly provided for herein or authorized in writing.

      13.9 Notices and Deliveries. Any notices, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, or delivery by registered letter (or its equivalent) or delivery by certified overnight courier service, to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Parties.

 If to Centocor:                      with a copy to: Office of General Counsel

 Centocor, Inc.                       Johnson & Johnson
 200 Great Valley Parkway             One Johnson & Johnson Plaza
 Malvern, PA  19355-1307              New Brunswick, NJ  08933
 ATTN:  President                     Facsimile: 732-524-2788

 If to 3DP:                           with a copy to:

 3-Dimensional Pharmaceuticals, Inc.  Morgan, Lewis & Bockius LLP
 Eagleview Corporate Center           1701 Market Street
 665 Stockton Drive, Suite 104        Philadelphia, PA 19103
 Exton, PA  19341
 ATTN:  Chief Executive Officer       ATTN:  Manya S. Deehr, Esq.

      13.10 Restrictions on Unsolicited Activities. In consideration of the licenses granted hereunder, Centocor agrees that for the term of this Agreement, without the prior written consent of the board of directors of 3DP, neither Centocor nor any of its respective Affiliates (including any person or entity directly or indirectly, through one or more intermediaries, controlling one of these entities, or controlled by one of these entities or under common control with one of these entities) will (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of 3DP; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of 3DP or any Affiliate thereof; (iii) initiate or support, directly or indirectly, any stockholder proposal with respect to 3DP; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving 3DP or its securities or assets, or any Affiliate thereof, or of any successor to or person in control of 3DP or any of its businesses, or any assets of 3DP any Affiliate or division thereof, or of any such successor or controlling

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            person; or (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing. Nothing contained in this Section 13.10 shall prohibit the ownership by Centocor of up to 1% of any class of securities of 3DP which are registered pursuant to the Exchange Act.

      13.11 Headings. The captions to the sections and articles in this Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

      13.12 Severability. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein.

      13.13 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to its choice of laws or conflicts of laws provisions.

      13.14 Advice of Counsel. Centocor and 3DP have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

      13.15 Counterparts. This Agreement may be executed in two or more counterparts, or facsimile versions, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.

      13.16 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

      13.17 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Centocor or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title ll, U.S. Code (the "Bankruptcy Code"), licenses of right to "Intellectual Property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections they would have in the case of a licensor bankruptcy under the Bankruptcy Code. Each Party agrees during the term of this Agreement to create or maintain current copies, or if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property licensed to the other Party.

      13.18 Compliance with Laws. The Parties shall comply with all applicable laws, rules, regulations and orders of the United States and applicable European countries and

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            supra-governmental organizations and all jurisdictions and any agency or court thereof in connection with this Agreement and the transactions contemplated thereby.

      13.19 Guaranty. J&J jointly and severally hereby guarantees the full, complete, and timely performance by Centocor of all the terms and conditions in this Agreement to be performed by Centocor during the term of this Agreement and thereafter as long as any obligation or duty remains undischarged by Centocor.

                                   ARTICLE 14

                                   HSR Filing

      14.1 HSR Filing. The Parties shall cooperate fully and comply with the HSR Act to file with the Federal Trade Commission ("FTC") and the Antitrust Division of the U.S. Department of Justice ("DOJ") any required notification and report form with respect to the transactions contemplated hereby. The Parties shall cooperate with one another to the extent necessary in the preparation of any HSR Filing required to be filed under the HSR Act. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any filing under the HSR Act. In the event such a filing is required, any payments related to the license grant under Article 2 made to 3DP shall be held in escrow until after the HSR Clearance Date.

      14.2 HSR-Related Definitions. As used in Section 14.1, the following terms have the following meanings:

            14.2.1 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                   Act of 1976, as amended (15 U.S.C. Sec. 18a), and the rules and regulations promulgated thereunder.

            14.2.2 "HSR Clearance Date" means the earlier of (i) the date on which the FTC shall notify Centocor and 3DP of early termination of the applicable waiting period under the HSR Act or (ii) the day after the date on which the applicable waiting period under the HSR Act expires.

            14.2.3 "HSR Filing" means filings by 3DP and Centocor with the FTC and the Antitrust Division of the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

      14.3 HSR Denial. The licenses granted pursuant to Article 2 shall not be effective until the HSR Clearance Date. In the event that either (a) the FTC and/or the DOJ shall seek a preliminary injunction under the HSR Act against Centocor and 3DP to enjoin the transactions contemplated by this Agreement or (b) the HSR Clearance Date (as defined in Section 14.2) shall not have occurred on or prior to

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

            April 1, 2001, this Agreement shall terminate and all payments made to 3DP and held in escrow pursuant to Section 14.1 shall be returned to Centocor.

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                                       51

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Execution Date, each copy of which shall for all purposes be deemed to be an original.

                              3-DIMENSIONAL PHARMACEUTICALS, INC.


                              By:    /s/ F. Raymond Salemme
                                    ------------------------------------
                              Name: F. Raymond Salemme

                              Title: President & CEO

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                    CENTOCOR, INC.

                                    By:    /s/ Dominic J. Caruso
                                          ------------------------------------
                                    Name: Dominic J. Caruso

                                    Title: VP, Finance


                                    GUARANTOR FOR CENTOCOR

                                    JOHNSON & JOHNSON

                                    By:    /s/ David P. Holveck
                                          ------------------------------------

                                    Name: David P. Holveck

                                    Title: Company Group Chairman

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Exhibit 1.5       Centocor Patents
Exhibit 1.49      Research Plan
Exhibit 1.53      [**]
Exhibit 1.61      3DP Patents
Exhibit 5.5.1     Basic Terms of a Co-Promotion Agreement
Exhibit 6.11      Wire Transfer Instructions
Exhibit 7.5       Press Release
Exhibit 12.2      Arbitration Proceedings

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Exhibit 1.5

                                Centocor Patents

                                      [**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  Exhibit 1.49

                                  Research Plan

                                      [**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  Exhibit 1.53

                                      [**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  Exhibit 1.61

                                   3DP Patents

                                      [**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  Exhibit 5.5.1

                     Basic Terms of a Co-Promotion Agreement

1. If under the terms of the Agreement, there is a Co-Promotion Agreement, the terms of such Co-Promotion Agreement will include the following and such other reasonable commercial terms agreed to by the Parties.

2.    Co-Promotion duration will be as follows:

      (a) In the case wherein 3DP has co-developed Licensed Product for DVT pursuant to Section 4.7.3(b) or (c), the term of the Co-Promotion shall be [**], renewable [**] in advance for individual periods of [**] upon mutual agreement of the parties.

      (b) In the case wherein Centocor has funded [**] of the Development Costs pursuant to Section 4.7.3(a), the term of the Co-Promotion shall be [**], renewable [**] in advance for individual periods of [**], upon mutual agreement of the parties.

      (c) In the event of termination of the Co-Promotion by Centocor in either (a) or (b), 3DP shall receive a [**] residual royalty in recognition of the value added by 3DP during the Co-Promotion period. Centocor shall pay 3DP the greater of (i) the [**] or (ii) a residual royalty based on [**] of [**] for the [**] period prior to the effective date of termination as follows: in the first year following termination: [**]%, in the second year following termination: [**]%; and in the third year following termination:
            [**]%.

3. It is the intention of the Parties to start Co-Promotion at the time of the launch of the Licensed Product for DVT in the United States. In such case, 3DP shall inform Centocor of its decision to exercise the Co-Promotion option for the Licensed Product within 30 days of receiving results of pivotal Phase III Clinical Trials sufficient to file an NDA for a Licensed Product for DVT and any other information reasonably required by 3DP to make its decision to Co-Promote, for example chemistry, manufacturing and control (CMC) information.

4. In the case where 3DP did not Co-Develop the Licensed Product for DVT in the United States (as defined in Section 4.7), there will be no Joint Steering Committee as defined in Section 4.8, but only a Sales and Marketing Committee to guide the Co-Promotion.

5. The scope of the Co-Promotion for 3DP will include Detailing activities and other appropriate direct marketing activities as determined by the Sales and Marketing Committee. The Marketing Plan shall set forth the selling and marketing activities for each year of sale of the Licensed Product.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

6. 3DP will have the right to have appropriate representation on the Sales and Marketing Committee to provide input and advice. 3DP may provide input on the Marketing Plan and all aspects of the sales and marketing of the Product in the United States and Centocor shall consider in good faith 3DP's input and discuss with 3DP. Centocor will have the final decision on all aspects of the Marketing Plans and sales and marketing activities relating to the Licensed Product in the United States; provided, however, Centocor shall allocate to 3DP's sales representatives a called on audience based upon the same standards used for Centocor's medical representatives. Any allocation will attempt to optimize the use of 3DP's field force taking into consideration, however, the reasonable promotional requirements of the Licensed Product. Moreover, Centocor shall not discriminate in favor of Centocor's sales representatives as compared to 3DP's sales representatives.

7. At least 60 days prior to the start of each calendar year, the Parties will agree on the precise number of Details which 3DP and Centocor will perform in a given year. The Details performed by 3DP will be limited to [**] who specialize [**] (other specialty doctors may be added by Centocor depending upon the approved label for the Licensed Product and will be identified in the Marketing Plan for DVT). In no event will 3DP become responsible for promotion to the following specialties: [**].

8. 3DP shall bear all costs associated with the Co-Promotion of Licensed Products by 3DP, including, but not limited to, hiring, training and deployment of a sales force, the establishment and maintenance of the necessary sales and marketing infrastructure and the cost of all promotional materials.

9. The Parties agree that 3DP under its Co-Promotion obligation, may receive orders from Third Parties for the Licensed Product. 3DP shall transmit said orders to Centocor, and Centocor shall record all sales resulting from such orders.

10. The JSC or Sales and Marketing Committee, as appropriate, shall meet from time to time, at mutually agreeable times and locations, to discuss and coordinate the Co-Promotion of Licensed Products in accordance with this Agreement and the strategies and programs that should be developed to optimally carry-out Details, including but not limited to, the assignment of Details and developing a Marketing Plan. Centocor will have the final responsibility, with the cooperation and assistance of 3DP, for establishing, detailing, marketing, pricing and promotion strategies with respect to the Licensed Products and budgets therefor. Any disagreements or disputes relating to Co-Promotion of Licensed Products which can not be resolved by the JSC or Sales and Marketing Committee will be escalated to the CEO of 3DP and the VP of Sales and Marketing at Centocor to attempt a mutually agreeable resolution after which Centocor will have final say or decision-making authority (the "Casting Vote") in any disagreement or dispute arising from such issues.

11. 3DP shall use all reasonable efforts consistent with its normal business practices and legal requirements to deploy a professional and trained sales force to Co-Promote the Licensed Product in the United States for DVT. 3DP agrees that its sales force employed in Co-Promoting Licensed Products shall be comprised of individuals at least [**] of whom

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      have at least [**] prior pharmaceutical sales experience, and such sales force shall meet standards of competence and professionalism as is common in the pharmaceutical industry. In all events, the Co-Promotion and Detailing shall be conducted in accordance with the then current Marketing Plan in accordance with Section 5.5. Centocor shall provide to 3DP sales personnel at 3DP's expense such Licensed Product-specific training and promotional materials (including samples) as are reasonably necessary to effectively promote the particular Licensed Product consistent with the Marketing Plan.

12. Each Party shall submit to the other Party, within thirty (30) days after the end of each calendar quarter for the term of the Co-Promotion Agreement, a reasonably detailed description of each Party's promotional, Detailing and marketing efforts pursuant to such Co-Promotion Agreement. Any Detailing information shall be based on each companies' then current call reporting system. Each such certification shall contain a full disclosure of any material changes to such system from that previously disclosed to the other Party and of any non-compliance by the disclosing Party with its promotional and Detailing obligations under such Co-Promotion Agreement.

13. Each Party shall have the right to annually review and audit the other Party's call reporting records during regular business hours to confirm satisfaction of the obligations set out in the Marketing Plan where for any two consecutive calendar quarters there is a substantial difference between such other Party's call reporting records and the records of the IMS auditing service or other pharmaceutical industry call reporting service utilized by the Parties hereunder. For this purpose, each Party shall, at the other Party's expense and request, subscribe to the IMS auditing service or other pharmaceutical industry recognized auditing service. Further, each Party shall provide the other Party such Party's call reporting records on a quarterly basis. If, after such review, the Parties are unable to agree as to the results of the audit, the auditing Party may demand a verification of any certification by audit of the other Party's call reporting system to be conducted by a mutually agreed upon auditor. In any event, the audit for a given year will occur at a mutually agreed upon time during or after the year, and it must begin no later than 120 days after the close of the year.

14. In the event that, after the later of the date on which 3DP is required to have a [**] available for [**], or [**] after the [**], and for reasons within 3DP's reasonable control: the Co-Promotion efforts made by 3DP are determined using 3DP's own records, or records which are the result of an audit pursuant to Paragraph 13, to have been less than [**] percent ([**]%) of those that 3DP was obligated to make for any [**], and 3DP fails to bring its level of efforts up to such percentage of efforts (as evidenced by 3DP's own records or records which are the result of an audit by Centocor) for the [**] following Centocor's notice to 3DP of such failure, then Centocor may immediately terminate 3DP's right to Co-Promote such Licensed Product for breach of the Co-Promotion Agreement. It is understood that for purposes of determining 3DP's performance under this Paragraph 14 only, if Centocor does not supply all of the efforts that Centocor committed to supply for the same year of sale 3DP underperformed in its Details, then the level of efforts that 3DP was obligated to make for such year of sale shall be deemed to have been reduced proportionately.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

15. Except as expressly otherwise provided in this Agreement, Centocor shall have the sole right and responsibility, and shall bear all costs related thereto, to take such actions with respect to the Licensed Product as would normally be taken in accordance with accepted business practices and legal requirements to manufacture or arrange for the manufacture of the Licensed Product, obtain and maintain the authorization and/or ability to market and commercialize the Licensed Product in the United States including, without limitation, the following:

      (a) Any activity relating to the manufacture of the Licensed Product, including, without limitation, determination of the content of labeling and the style, design and type of packaging;

      (b) Responding to medical complaints and inquiries relating to the Licensed Product;

      (c)   Handling all returns of the Licensed Products; and

      (d) Communicating and dealing with any governmental agencies and satisfying their requirements regarding the authorization and/or continued authorization to market the Licensed Product in commercial quantities; provided, however, that 3DP shall be able to communicate with such agencies regarding the Licensed Product if, (i) in the reasonable opinion of 3DP's counsel, such communication is necessary to comply with the requirements of any applicable law, order or governmental regulation, and (ii) 3DP, if practical, made a request of such agency to communicate with Centocor instead, and such agency refused such request; but in any such event, unless in the reasonable opinion of 3DP's counsel there is a legal prohibition against doing so, Centocor shall be immediately notified of such agency's request and or 3DP's intention to make such communication and Centocor shall be permitted to accompany 3DP to any meeting with such agency, take part in any such communications and receive copies of all such communications.

16. If 3DP is carrying out Details, 3DP agrees, for the [**] from the [**] of the [**], to Detail Licensed Product in a first (P1) position. Thereafter, the Parties shall mutually agree on the detail position for the Licensed Product. Centocor's Casting Vote exercised in accordance with Paragraph 10 of this Exhibit, shall not apply to conflicts arising after the [**] period and related to the detail position of the Licensed Product.

17. 3DP's sales force incentive compensation plan shall, consistent with such comparable incentive plans in the industry, provide incentives based on detail positions. Centocor's sales force incentive plan shall be consistent with such incentive plans used by other Centocor sales forces for comparable products to Licensed Product.

18. The Co-Promotion Agreement will provide an adverse event reporting policy consistent with Centocor's adverse event reporting policy and in compliance with the applicable FDA laws and regulations.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

19. Compensation to the Parties of Operating Profits and allocation of Marketing Expenses directly related to Co-Promotion of Licensed Product for DVT will be as follows:

      (a) In the case wherein 3DP has funded [**] of the [**] and where Centocor does [**], the Parties will split the Operating Profits as follows: [**]% to 3DP; [**]% to Centocor.

      (b) In the case wherein 3DP has funded [**] of the [**] and at the [**], Centocor decides to [**], Centocor agrees to reimburse 3DP [**]% of its share of prior Development Costs, such share to be equivalent to the share of [**] to be [**] based on the Parties [**] agreed to by the Parties prior to launch. For example, if Centocor is to undertake [**] percent ([**]%) of the marketing effort, it shall pay 3DP [**] percent ([**]%) of 3DP's total Development Costs plus a [**] percent ([**]%) premium.

      (c) in the case wherein Centocor has funded [**] of the [**], and 3DP decides to [**], 3DP agrees to reimburse Centocor [**]% of its share of [**], such share to be equivalent to the share of [**] to be [**] based on the Parties [**] agreed to by the Parties prior to launch. For example, if 3DP is to undertake [**] percent ([**]%) of the marketing effort, it shall pay Centocor [**] percent ([**]%) of Centocor's total Development Costs plus a [**] percent ([**]%) premium.

      (d) In the case wherein 3DP and Centocor have [**] in funding the Development Costs, the compensation to the Parties for Co-Promoting Licensed Product for DVT will be as follows. There will be a [**] of [**], as recited in (e).

      (e)   In addition, and in the cases described above in subparagraphs, (b),
            (c) and (d), the compensation to the Parties for Co-Promoting Licensed Product for DVT will be as follows. There will be a [**] of [**], with the ratio being equivalent to the ratio of the [**] agreed to by the Parties prior to launch. The Parties will strive to set these ratios at the earliest possible time during Development and in no event later than launch of the Licensed Product in the United States. On an annual basis, the Parties will reconsider, and adjust, if necessary, these ratios.

      (f) Notwithstanding anything herein to the contrary, in no event shall the split of Operating Profits be greater than [**]% to 3DP; [**]% to Centocor or [**]% to Centocor; [**]% to 3DP.

      "Operating Profits" means the profits or losses relating to the Commercialization of Licensed Product for DVT in the United States which shall be equal to: (i) Co-Promotion Net Sales minus (ii) Allowable Expenses.

      "Co-Promotion Net Sales" are defined as the sales resulting from the total presciptions for DVT written by orthopedic surgeons and other specialties identified for Detailing in the Marketing Plan. In order to identify such prescription sales, the Parties may use,

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      among other things, the IMS EXPONENT(R) database to obtain this information or another similar database if either the IMS database no longer exists or another database is deemed more accurate for identifying the Indication for which a prescription is written. If applicable, the Parties shall apply the appropriate gross-up factor, recommended by IMS, or such other database provider, to adjust the IMS reported data for any under-reporting of actual sales invoiced by Centocor.

      By way of example, in the case of the tablet form, Co-Promotion Net Sales will be calculated by taking annual Net Sales of the Licensed Product in the United States, and dividing that number by the total number of tablets shipped in that period. This calculation would derive the "Average Net Selling Price" per tablet. Total prescriptions for DVT written by the audience Detailed by the Parties in accordance with the Marketing Plan and the average number of tablets per prescription would be determined as reported by, for example, IMS EXPONENT(R). The total number of prescriptions for DVT would be multiplied by the average number of tablets per prescription for DVT and that result will then be multiplied by the Average Net Selling Price per tablet to determine the Co-Promotion Net Sales. To the extent that there is more than one dosage form or strength, this calculation would be conducted on a per dosage form or strength basis.

      The Parties recognize that Co-Promotion Net Sales as defined above fail to account for hospital sales made for DVT in the United States. Therefore, only in the case of Co-Promotion and in addition to the royalty recited in
      Section 6.6, there shall be an additional royalty paid on hospital sales according to the following mechanism. On a quarterly basis beginning on the date of First Commercial Sale of Licensed Product for DVT in the United States, using data from DDD, IMS or such other appropriate audit source, a percentage of hospital sales of Licensed Product in the United States to total sales of Licensed Product in the United States as reported in such DDD, IMS or such other appropriate audit source data will be determined ("Percentage"). If this Percentage is [**]% or less, then the Percentage will be multiplied by the Net Sales derived in the United States used to calculate royalties pursuant to Section 6.6 to arrive at "Hospital Net Sales". Centocor shall pay to 3DP a royalty of [**]% on such Hospital Net Sales in addition to the royalty due to 3DP on Net Sales under Section 6.6. If, however, the Percentage is more than [**]% or in the event the way in which DVT prescriptions written by [**] are filled, changes from the current practice of being filled at retail pharmacies to being filled by hospital pharmacies, then the Parties shall in good faith negotiate a mechanism to identify the Net Sales in the United States from DVT derived from hospitals and such Net Sales will then be included in Co-Promotion Net Sales. Moreover, if there becomes available an industry accepted standard for determining sales for DVT in hospitals, such as a validated IMS database, the Parties will consider using such database to identify DVT hospital sales. In any such case where a mechanism is used to identify Net Sales in the United States from DVT derived from hospitals, the additional royalty compensation mechanism will be discontinued and such DVT hospital sales will be added to the definition of Co-Promotion Net Sales.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

      "Allowable Expenses" means those expenses incurred in preparation for and after commercial launch of Licensed Product for DVT in the United States and directly related thereto and shall consist of Manufacturing Costs, Allowable Operating Expenses and working capital allowance.

      "Allowable Operating Expenses" means pre-marketing expenses, Marketing Expenses, distribution expenses, post-launch product R&D expenses, and reasonably allocated administrative expenses.

      "Marketing Expenses" mean the costs incurred after the First Commercial Sale of the Licensed Product for DVT in the United States and are specifically attributable to the sale (including, without limitation, the sales force), promotion, advertising and marketing of such Licensed Product for DVT in the United States. Marketing Expenses shall include selling expenses, marketing management, marketing consumer research, advertising, trade promotion, symposium, consumer promotion and education. Marketing Expenses shall, however, exclude such expenses related to Detailing of physicians other than [**] and other specialties, if any, identified in the Marketing Plan.

      An example of a Profit and Loss Statement illustrating how Operating Profits will be calculated is attached hereto as Appendix A. Adjustments to Operating Profits will be made on a calendar quarterly basis within 60 days of the end such calendar quarter. At such time, any equalization payments shall be made by one Party to the other to reconcile the Parties to their appropriate share of Operating Profits.

20. With respect to pre-Marketing Expenses that were expended by the Parties in, and directly related to, the preparation for launch of the License Product for DVT, the Parties shall share those expenses according to the same ratio as set according to paragraph (e) hereof using a P&L as described above in Section 19.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   APPENDIX A

                                      [**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  Exhibit 6.11

                           Wire Transfer Instructions

                                      [**]

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                   Exhibit 7.5

                                  Press Release

FOR IMMEDIATE RELEASE

Media Contact                           Business Contact
Jerry Parrott                           Scott Horvitz
Jerry Parrott & Associates              Vice President, Finance & Administration
703-757-0950 or JParrottNY@aol.com      3-Dimensional Pharmaceuticals, Inc.
Pager:  800-204-4337                    610-458-6043 or horvitz@3dp.com

                   3DP ANNOUNCES AGREEMENT WITH CENTOCOR, INC.
 Centocor Acquires Worldwide Rights to Orally Active Direct Thrombin Inhibitors

Exton, PA -- January 2, 2001 -- 3-Dimensional Pharmaceuticals, Inc. (Nasdaq:
DDDP) today announced that it has reached an agreement with Centocor, Inc., a wholly owned subsidiary of Johnson & Johnson, under which Centocor has acquired worldwide rights to 3DP's orally active direct thrombin inhibitor program, including the lead anticoagulant compound, 3DP-4815, currently in Phase I clinical development.

Under terms of the agreement, 3DP receives an upfront cash payment of $6 million from Centocor, and further payments of up to $44 million based on the achievement of certain milestones for the first compound developed and approved for marketing for any indication. 3DP will receive additional milestone payments from Centocor for subsequent indications approved for the first product, and/or if a second product is developed and approved under the agreement. In addition, 3DP will receive royalties on sales of any products marketed under the agreement. The agreement is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Thrombin is an enzyme that converts fibrinogen to fibrin, causing blood clotting. Excessive blood clotting, or thrombosis, is a significant factor in cardiovascular and related diseases. It is estimated that more than 5 million people in the United States are treated each year for thrombotic conditions associated with heart attack, stroke, unstable angina, pulmonary embolism, bypass surgery, angioplasty, atrial fibrillation and venous thrombosis associated with surgical procedures

Centocor will be responsible for development and worldwide commercialization of all compounds under the agreement. For the deep vein thrombosis indication, however, 3DP retains an option to co-develop and co-promote with Centocor in the United States. Centocor and 3DP will also collaborate on a research program to continue 3DP's effort to design and elucidate back-up and follow-on compounds to 3DP-4815.

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

"3DP's compounds represent a new chemical class of orally active direct thrombin inhibitors which appear to offer promise in a number of important disease areas. 3DP-4815 has performed very well in Phase I by demonstrating good pharmacokinetic, safety and tolerability characteristics, as well as suggesting preliminary signs of efficacy," said David C. U'Prichard, Ph.D., 3DP Chief Executive Officer. "We discovered 3DP-4815, and several follow-on thrombin inhibitors, using a close integration of structure-based drug design and our proprietary DirectedDiversity(R) combinatorial chemistry technology. We look forward to working with Centocor to further develop these compounds."

Centocor, Inc. is a leading biopharmaceutical company that creates, acquires and markets cost-effective therapies that yield long-term benefits for patients and the healthcare community. Its products, developed primarily through monoclonal antibody technology, help physicians deliver innovative treatments to improve human health and restore patients' quality of life. Centocor is a wholly owned subsidiary of Johnson & Johnson, the worldwide manufacturer of healthcare products.

3-Dimensional Pharmaceuticals, Inc. (http://www.3dp.com) is a post-genomics drug discovery company dedicated to revolutionizing small-molecule discovery. 3DP has developed and integrated a set of proprietary technologies called DiscoverWorks(TM), which accelerates and improves the drug discovery process and capitalizes on opportunities arising from human genome sequencing. 3DP technologies can be applied to virtually any disease target, and can produce compounds suitable for drug development in a more timely and cost-effective manner and with a higher probability of success than conventional methods. 3DP is using its technologies both to assist collaborators in discovering drug candidates, and to discover and develop its own drug candidates.

Statements in this press release that are not strictly historical are "forward-looking" statements which involve a high degree of risk and uncertainty. Such statements are only predictions, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks associated with clinical trials and product development, the long and arduous process of obtaining regulatory approvals, protection and enforcement of relevant patents and proprietary rights, and development and availability of competitive products or technologies. Certain of these factors and others are more fully described in the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission.

                                      # # #

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                  Exhibit 12.2

                             Arbitration Proceedings

      1.1 (a) Any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with the Model Procedures for the Mediation of Business Disputes promulgated by the CPR Institute for Dispute Resolution, or successor ("CPR") then in effect, except where those rules conflict with these provisions, in which case these provisions control. The mediation shall be conducted in Wilmington, Delaware and shall be attended by a senior executive with authority to resolve the dispute from each of the operating companies that are Parties.

      (b) The mediator shall be neutral, independent, disinterested and shall be selected from a professional mediation firm such as ADR Associates or JAMS/ENDISPUTE or CPR.

      (c) The parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within 10 days of initiation of the mediation, the mediator shall be selected by CPR as follows: CPR shall provide the parties with a list of at least 15 names. Each party shall exercise challenges for cause, two peremptory challenges, and rank the remaining candidates within 5 working days of receiving the CPR list. The parties may together interview the three top-ranked candidates for no more than one hour each and, after the interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking.

      (d) The mediator shall confer with the parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances may the commencement of arbitration under Section 1.2 hereof be delayed more than 45 days by the mediation process specified herein absent contrary agreement of the parties.

      (e) Each party agrees not to use the period or pendency of the mediation to disadvantage the other party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings.

      (f) Each party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

      1.2 (a) Following the mediation procedures set forth in Section 1.1, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

rules then pertaining of CPR, except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in Wilmington, Delaware.

      (b) The panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least 15 years experience with a law firm or corporate law department of over 25 lawyers or was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $[**], and the aggregate damages sought by the counterclaimant are stated to be less than $[**], and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be neutral, independent, disinterested, impartial and shall abide by The Code of Ethics for Arbitrators in Commercial Disputes approved by the AAA. There shall be no ex parte communications with an arbitrator either before or during the arbitration, relating to the dispute or the issues involved in the dispute or the arbitrator's views on any such issues.

      (c) The parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within 45 days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrator(s) within 45 days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than 9 months after selection of the arbitrator(s) and in the award being rendered within 60 days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within 45 days after the conclusion of the hearings.

      (d) In the event the parties cannot agree upon selection of the arbitrator(s), CPR will select arbitrator(s) as follows: CPR shall provide the parties with a list of no less than 25 proposed arbitrators (15 if a single arbitrator is to be selected) having the credentials referenced above. Within 25 days of receiving such list, the parties shall rank at least 65% of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The parties may then interview the five candidates (three if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings.

In the event these procedures fail to result in selection of the required number of arbitrators, CPR shall select the appropriate number of arbitrators from among the members of the various CPR Panels of Distinguished Neutrals, allowing each side challenges for cause and three peremptory challenges each.

      (e) In the event the parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in Section 1.2(c) above, then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the Section 1.2(c) schedule. The arbitrator(s) shall provide for discovery according to those time limits, giving recognition to the understanding of the parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the Section 1.2(c) schedule may be met without difficulty. In no event will the arbitrator(s),


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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

absent agreement of the parties, allow more than a total of ten days for the hearing or permit either side to obtain more than a total of 40 hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serve more than 20 individual requests for documents, including subparts, or 20 individual requests for admission or interrogatories, including subparts. Multiple hearing days will be scheduled consecutively to the greatest extent possible.

      (f) The arbitrator(s) must render their award by application of the substantive law of the State of Delaware and are not free to apply "amiable compositeur" or "natural justice and equity." The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence.

      (g) The United States District Court for the District in which the arbitration is held may enter judgment upon any award. In the event the panel's award exceeds $[**] in monetary damages or includes or consists of equitable relief, or rejects a claim in excess of that amount or for that relief, then the court shall vacate, modify or correct any award (including remanding to the arbitrators for further proceedings) where the arbitrators' findings of fact are clearly erroneous, and/or where the arbitrators' conclusions of law are erroneous; in other words, the court will undertake the same review as if it were a federal appellate court reviewing a district court's findings of fact and conclusions of law rendered after a bench trial. An award for less than $[**] in damages and not including equitable relief, or which neither rejects a claim in excess of that amount or for that relief, may be vacated, modified or corrected only pursuant to the Federal Arbitration Act. The parties consent to the jurisdiction of the above-specified Court for the enforcement of these provisions, the review specified herein, and the entry of judgment on any award. In the event such Court lacks jurisdiction, then any court having jurisdiction of this matter may enter judgment upon any award and provide the same relief, and undertake the same review, as specified herein.

      (h) In the event the expanded judicial review provided for under Section 1.2(g) above is not available from the court as a matter of law, the party unable to obtain such review may instead obtain review of the arbitrators' award or decision by a single appellate arbitrator (the "Appeal Arbitrator") selected from the CPR list of distinguished neutrals and pursuant to selection procedures specified in Section 1.2(d) above. If CPR cannot provide such services, the parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within forty-five days following oral argument as provided in this paragraph. Any such review must be initiated within thirty (30) days following the date the court declines the expanded review specified in Section 1.2(g) above. In the event timely review is sought, the Appeal Arbitrator will make the same review of the arbitration panel's ruling and its bases that the U.S. Court of Appeals of the Circuit where the arbitration hearings are held would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the

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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

arbitration panel's award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel's findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the parties, opening and reply briefs of the party pursuing the review, and the answering brief of the opposing party, plus a total of no more than four (4) hours of oral argument evenly divided between the parties. The party seeking review must submit its opening brief and any reply brief within seventy-five (75) and one hundred thirty (130) days, respectively, following the date the court declines the expanded review specified in Section 1.2(g); whereas, the opposing party must submit its responsive brief within one hundred ten (110) days of that date. Oral argument shall take place within five (5) months after the court declines the expanded review specified in Section 1.2(g), and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

      (i) Each party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

      (j) EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

      (k) EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES FROM THE OTHER.

      (l) EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL DAMAGES FROM THE OTHER.

      (m) EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS' FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.


                                       73

**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.